Exhibit 4.1

INDENTURE
by and between
HERCULES CAPITAL FUNDING TRUST 2022-1,
as the Issuer,
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as the Trustee
Dated as of June 22, 2022

Hercules Capital Funding Trust 2022-1
Notes

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EXHIBITS

Exhibit A — Form of Note

Exhibit B — List of Loans

Exhibit C — Form of Wiring Instructions

Exhibit D — Form of Transferee Letter

Exhibit E — Form of Transfer Certificate

INDENTURE

THIS INDENTURE, dated as of June 22, 2022 (as amended, modified, restated, supplemented or waived from time to time, this “Indenture”), is by and between HERCULES CAPITAL FUNDING TRUST 2022-1, a Delaware statutory trust, as the issuer (together with its successors and assigns, in such capacity, the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”) not in its individual capacity, but solely in its capacity as the trustee (together with its successors and assigns, in such capacity, the “Trustee”).

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Notes.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee, on behalf of and for the benefit of the Holders of the Notes, without recourse, subject to the terms of this Indenture and the other Transaction Documents, a continuing security interest in and lien on all of its right, title and interest in and to all accounts, cash and currency, chattel paper, copyrights,

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copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to (i) the Loans and all Related Property included or to be included from time to time in the Loan Assets, whether now existing or hereafter arising or acquired; (ii) Collections on the Loans received after the Cutoff Date (with respect to the Loans acquired by the Issuer on the Closing Date) or the applicable Transfer Date (with respect to each Additional Loan and Substitute Loan); (iii) the security interests in Related Property securing the Loans; (iv) the Loan Files relating to the Loans; (v) an assignment of all rights to Proceeds from liquidating the Loans; (vi) an assignment of the Trust Depositor’s rights against Obligors under agreements between the Seller and the Obligors under the Loans; (vii) the Collection Account, the Reserve Account, the Lockbox Account, the Reinvestment Account and the Distribution Account, all amounts deposited therein or credited thereto, the Permitted Investments purchased with funds therefrom or deposited therein and all income from the investment of funds therein; (viii) other rights under the Transaction Documents; (ix) all proceeds from the items described above; and (x) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; provided that all right, title and interest of the Issuer in and to each Excluded Amount, the Certificate Account and any and all proceeds of any Excluded Amount or the Certificate Account (collectively, the “Excluded Property”) shall be excluded from the foregoing Grant by the Issuer (collectively, the “Indenture Collateral”).

The foregoing Grant is made in trust to secure (x) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and all other sums owing by the Issuer hereunder or under any other Transaction Document, and (y) to secure compliance with the covenants and agreement in this Indenture and the other Transaction Documents.

The Trustee, on behalf of the Noteholders (1) acknowledges such Grant, and (2) accepts the trusts under this Indenture in accordance with this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

ARTICLE I
DEFINITIONS

Section 1.01 Definitions.

Certain defined terms used throughout this Indenture are defined above or in this Section 1.01. In addition, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement (as defined below), which are incorporated by reference herein.

“Additional Notes” means any Notes issued pursuant to Section 2.03.

“Additional Notes Closing Date” means the closing date for the issuance of any Additional Notes pursuant to Section 2.03 as set forth in a supplemental indenture pursuant to Section 9.01.

“Applicable Procedures” has the meaning provided in Section 4.02(l)(i).

“Authorized Newspaper” means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

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“Certificate Registrar” means, initially, the Trustee, and thereafter, any successor appointed pursuant to the Trust Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any and all information concerning any Disclosing Party disclosed by, or at the request or on behalf of, any Disclosing Party to any Receiving Party or its representatives pursuant to this Indenture, excluding, however, any information that at the time of disclosure: (a) was generally available to the public, other than as a result of a disclosure by any Receiving Party or its representatives in violation of this Indenture; (b) was available to any Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its representatives; (c) was already known to the Receiving Party and not subject to restrictions on use or disclosure; or (d) was independently developed by or on behalf of the Receiving Party (other than at the request of or for the benefit of the Disclosing Party) by individuals who did not directly or indirectly receive Confidential Information.

“Corporate Trust Office” means the principal office of the Trustee currently located at (a) for Note transfer purposes and presentment of the Notes for final payment thereon, the corporate office of the Trustee located at 111 Fillmore Avenue East, Attention: Bondholder Services-EP-MNWS2N, St. Paul, MN 55107, Reference: Hercules Capital Funding Trust 2022-1 and (b) for all other purposes, the corporate office of the Trustee located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Jack Lindsay, Reference: Hercules Capital Funding Trust 2022-1, telephone number (617) 603-6789, facsimile number (855) 869-2187, email: jack.lindsay@usbank.com or at such other address as the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust officer of any successor Trustee at the address designated by such successor by notice to the Issuer.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Disclosing Party” means each of the Issuer, the Trust Depositor, the Servicer and the Seller and “Disclosing Parties” means collectively all such parties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation thereto and the regulations promulgated and the rulings issued thereunder.

“Excluded Property” has the meaning provided in the Granting Clause.

“Event of Default” has the meaning provided in Section 5.01.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof.

“Grant” means to mortgage, pledge, sell, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of Indenture Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Indenture Collateral” has the meaning provided in the Granting Clause.

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“Institutional Accredited Investor” means any Person meeting the requirements of Rule 501 (a) (1), (2), (3) or (7) of Regulation D under the Securities Act.

“Issuer Documents” has the meaning provided in Section 3.25(a).

“Issuer Order” means a written order or request signed in the name of the Issuer by any one of its Responsible Officers or by the Servicer or the Administrator on behalf of the Issuer and delivered to the Trustee. An Issuer Order or request provided in an email by a Responsible Officer of the Issuer or the Administrator on behalf of the Issuer shall constitute an Issuer Order in each case except to the extent the Trustee requests otherwise.

“Legal Final Payment Date” means July 20, 2031.

“Minimum Denomination” of any Note shall mean, a minimum denomination of $10,000 initial principal amount and integral multiples of $1,000 in excess thereof; provided that one Note may be in a smaller multiple in excess of the minimum denomination.

“Non-Permitted Holder” has the meaning provided in Section 4.02(s)(ii).

“Note Register” has the meaning provided in Section 4.02(a).

“Note Registrar” has the meaning provided in Section 4.02(a).

“Noteholder Representative” means Ares Alternative Credit Management LLC.

“Outstanding” means, as of any date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except: (i) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; (ii) Notes to be redeemed in connection with an Optional Redemption and in respect of which money in the necessary amount to pay the Redemption Price, has been theretofore deposited with the Trustee in trust for the Noteholders; and (iii) Notes otherwise cancelled by the Note Registrar in accordance with the express terms of this Indenture; provided that, in determining whether the Holders of the requisite amount of any Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under the Sale and Servicing Agreement, (1) Notes beneficially owned by the Issuer shall be disregarded and deemed not to be Outstanding and (2) Notes beneficially owned by the Servicer, Seller, any Affiliate of the Seller or the Servicer or any account managed on a discretionary basis by the Servicer or an Affiliate of the Servicer shall be disregarded and deemed not to be Outstanding with respect to any assignment by the Servicer or termination of the Servicer under the Sale and Servicing Agreement or this Indenture (including the exercise of any rights to remove the Servicer or approve or object to a Successor Servicer); except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be beneficially owned in the manner indicated above shall be so disregarded; provided that the Trustee shall be entitled to rely on a certificate of the Servicer attesting to the ownership of Notes by the Seller, the Servicer, any of their respective Affiliates or any account managed on a discretionary basis by the Servicer or an Affiliate of the Servicer, if any.

“Owner” means each Holder of a Note.

“Owner Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Placement Agent” means Guggenheim Securities, LLC.

“Plan” has the meaning provided in Section 4.02(t).

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“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“PTCE” has the meaning provided in Section 4.02(t).

“Qualified Institutional Buyer” has the meaning provided in Rule 144A under the Securities Act.

“Qualified Purchaser” has the meaning provided in Section 2(a)(51) under the 1940 Act.

“Rating Agency Confirmation” means, with respect to any event or circumstance, that the Rating Agency has been given notice of such event or circumstance at least (10) Business Days prior to the occurrence of such event or circumstance; provided that in the case of a proposed change related to an additional issuance of Notes, in which case the Rating Agency shall have received written notice of the proposed action not less than ten (10) Business Days prior to the effectiveness thereof and has issued a written notice that such action will not result in a downgrade or withdrawal of its rating assigned to the Notes.

“Receiving Party” means each Holder of a Note, the Trustee and the Owner Trustee.

“Regulation S” means Regulation S under the Securities Act.

“Sale” has the meaning provided in Section 5.15.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between Hercules Capital, Inc., as Seller, and Hercules Capital Funding 2022-1 LLC, as the Trust Depositor.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of date hereof, by and among Hercules Capital Funding Trust 2022-1, as the Issuer, Hercules Capital Funding 2022-1 LLC, as the Trust Depositor, Hercules Capital, Inc., as the Seller and as the Servicer, U.S. Bank Trust Company, National Association, as the Trustee and Paying Agent, and U.S. Bank National Association, as Backup Servicer and Custodian.

“Series” means 2022-1.

“Similar Law” has the meaning provided in Section 4.02(t).

“Super-Majority Noteholders” means the Noteholders evidencing more than 66 2/3% of the Aggregate Outstanding Principal Balance of Notes.

“Transferee Letter” means the letter set forth in Exhibit D-1 to this Indenture.

“Trust Certificate” means a certificate evidencing ownership of the beneficial interest of a Certificateholder in the Issuer, substantially in the form of Exhibit A attached to the Trust Agreement.

“Trust Company” means Wilmington Trust, National Association (and any successor thereto or assign thereof), in its individual capacity, and any other Person who shall act as Owner Trustee under the Trust Agreement, in its individual capacity.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

“Trustee” has the meaning provided in the Preamble.

“USA PATRIOT Act” means, collectively, the United States Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, signed into law on and

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effective as of October 26, 2001, which, among other things, requires that financial institutions, a term that includes banks, broker-dealers and investment companies, establish and maintain compliance programs to guard against money laundering activities, and the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions and money laundering.

Section 1.02 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning given to it;

(ii) an accounting term not otherwise defined has the meaning given to it in accordance with generally accepted accounting principles;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) any pronouns shall be deemed to cover all genders; and

(vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified, waived or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
THE NOTES

Section 2.01 Form.

The Notes, together with the Trustee’s certificate of authentication, shall be in substantially the forms set forth as Exhibits A-1 and A-2 to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the appropriate Responsible Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Responsible Officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibits A-1 and A-2 are part of the terms of this Indenture.

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Section 2.02 Execution, Authentication and Delivery.

The Notes shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Trustee shall upon receipt of an Issuer Order authenticate and deliver the Notes for original issue in an aggregate amount equal to the Initial Note Principal Balance.

Each Note shall be dated the date of its authentication. The Notes shall be issued in fully registered form in minimum initial denominations equal to the applicable Minimum Denomination and in integral multiples of $1,000 in excess thereof; provided that one Note may be issued in a smaller multiple in excess of the minimum denomination.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03 Additional Issuance.

(a) At any time within the Reinvestment Period, the Issuers may, but shall not be obligated to, pursuant to a supplemental indenture in accordance with Section 9.01 hereof, issue Additional Notes and use the proceeds thereof to purchase Additional Loans or as otherwise permitted under this Indenture; provided that the following conditions are met:

(i) the Servicer and the Retention Parent each consent to such issuance;

(ii) the aggregate Outstanding Principal Balance of Additional Notes issued in all additional issuances, as of their respective dates of issuance, together with the Initial Note Principal Balance of the original Notes shall not exceed $300,000,000;

(iii) the Additional Notes will be secured by the same Indenture Collateral as the previously issued Notes and the terms of the Additional Notes issued shall be identical to the terms of previously issued Notes (except that the interest due on Additional Notes will accrue from the issue date of such Additional Notes and that the interest rate and prices of such may be different than those of the initial Notes);

(iv) the proceeds of any Additional Notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds and will be used to purchase Additional Loans;

(v) after giving effect to such issuance of Additional Notes and any concurrent application of the proceeds thereof to acquire Additional Loans, the Aggregate Outstanding Principal Balance will be no greater than the Borrowing Base;

(vi) the Issuer shall have received Rating Agency Confirmation with respect to such issuance of Additional Notes;

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(vii) neither the Servicer nor the Issuer shall fail to be in compliance with the credit risk retention requirements of Section 941 of the Dodd-Frank Act which were published in the Federal Register on December 24, 2014 and which became effective on December 24, 2016 (the “U.S. Risk Retention Rules”) as a result of such issuance;

(viii) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters will be delivered to the Issuer (with a copy to the Trustee) to the effect that (1) such additional issuance will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis and (2) any Additional Notes will be characterized as indebtedness for U.S. federal income tax purposes; provided, however, that such opinion described in this clause (2) will not be required with respect to any Additional Notes that bear a different CUSIP number (or equivalent identifier) from the Notes that are outstanding at the time of the additional issuance; and

(ix) such issuance is accomplished in a manner that allows the independent accountants of the Issuer to accurately provide the tax information relating to original issue discount required to be provided to the holders of Notes.

(b) Interest on the Additional Notes shall be payable commencing on the first Payment Date following the issue date of such Additional Notes (if issued prior to the applicable Record Date). The Additional Notes shall rank pari passu in all respects with the initial Notes.

(c) In connection with any issuance of Additional Notes, the Issuer shall deliver, or cause to be delivered, notice of such issuance to the Trustee and the Noteholder Representative at least ten (10) Business Days prior to the proposed date of issuance of such Additional Notes. During the ten (10) Business Days immediately following delivery of such notice, (i) the existing Noteholders shall have the exclusive opportunity to make offers to purchase such Additional Notes and (ii) neither the Issuer, nor any party on its behalf, sell or attempt to sell the Additional Notes to any third party, offer such Additional Notes to or solicit offers to purchase such Additional Notes from any third party. Notwithstanding the foregoing, the Issuer shall not issue Additional Notes without the Noteholder Representative’s consent if after giving effect to such issuance, the Noteholder Representative and its Affiliates would own less than 50.5% of the outstanding Notes.

Section 2.04 Opinions of Counsel.

On the Closing Date, the Trustee shall have received: (i) an Opinion of Counsel, with respect to securities law matters; (ii) an Opinion of Counsel, with respect to the tax status of the arrangement created by this Indenture and the tax treatment of the Notes; (iii) an Opinion of Counsel to the Issuer, with respect to the due authorization, valid execution and delivery of this Indenture and with respect to its binding effect on the Issuer; (iv) an Opinion of Counsel with respect to certain “true sale” and “non-consolidation” issues relating to Seller and Trust Depositor; and (v) an Opinion of Counsel with respect to certain trust and limited liability matters and with respect to certain “perfection and priority” issues.

ARTICLE III
COVENANTS

Section 3.01 Transaction Accounts.

The Trustee shall establish and maintain as required therein or herein, as applicable, the Lockbox Account, the Collection Account, the Reserve Account, the Reinvestment Account and the Distribution Account specified in Sections 7.01, 7.02, 7.03, and 7.04 of the Sale and Servicing Agreement. On the Closing Date, the Issuer will deposit, or cause to be deposited, an initial deposit of $625,000 from proceeds of the issuance and sale of the Notes into the

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Reserve Account. Subject to the Priority of Payments, the Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 and as provided in Section 3.05, from moneys on deposit in the Distribution Account in accordance with the instructions of the Servicer pursuant to Section 7.06 of the Sale and Servicing Agreement.

Section 3.02 Maintenance of Office or Agency.

The Issuer will maintain with the Trustee an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof (if such office or agency is no longer maintained with the Trustee), such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03 Money for Payments To Be Held in Trust; Paying Agent.

The Issuer hereby appoints the Trustee to act as agent for the payment (the “Paying Agent”) of principal and interest on the Notes and all other amounts payable pursuant to the Sale and Servicing Agreement (including without limitation the Priority of Payments) and this Indenture. As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Distribution Account shall be made on behalf of the Issuer by the Paying Agent, and no amounts so withdrawn from the Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03 and in Section 3.05.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that no Paying Agent shall be appointed in a jurisdiction that subjects payments on the Notes to withholding tax; provided that unless such agent or any affiliate (excluding the Trustee and its affiliates) has short-term debt rated “P-1” or the equivalent thereof by the Rating Agency it may not hold funds pursuant to this Indenture overnight. The Issuer shall give prompt written notice to the Trustee, the Rating Agency and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

By no later than 10:00 a.m. (New York, New York time) on the Business Day prior to each Payment Date, and by no later than 12:00 noon (New York, New York time) on any Redemption Date, as applicable, the Paying Agent (provided that sufficient funds therefor are available) shall deposit or cause to be deposited in the Distribution Account from amounts on deposit in the Collection Account an aggregate sum sufficient to pay the amounts then becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Trustee is the Paying Agent) shall promptly notify the Issuer in writing of its action or failure so to act.

The Issuer will cause each party other than the Trustee that it appoints as Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) at any time during the continuance of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

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(iii) immediately resign as Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(iv) to the extent such Paying Agent is located in, or makes payments within, the United States, comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Paying Agent with respect to such trust money shall thereupon cease; provided that the Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any other party acting as Paying Agent, at the last address of record for each such Holder).

Section 3.04 Existence; Separate Legal Existence.

(a) The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the other Transaction Documents, the Indenture Collateral and each other instrument or agreement included in the Indenture Collateral.

(b) The Issuer shall:

(i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and in accordance with the terms of this Indenture. The funds of the Issuer will not be diverted to any other Person or for other than authorized uses of the Issuer.

(ii) Ensure that it is at all times in compliance with Section 4.01 of the Trust Agreement.

(iii) Ensure that, to the extent that it jointly contracts with any of its beneficial owners or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To

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the extent that the Issuer contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Issuer and any of its Affiliates shall be only at fair market value on an arm’s length basis and, as applicable thereto, in accordance with the Sale and Servicing Agreement.

(iv) Conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary statutory trust formalities, including, but not limited to, holding all regular and special board of trustees meetings, if any, as required under the terms of the Trust Agreement appropriate to authorize all statutory trust action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(v) Conduct its affairs in its own name, duly correct any known misunderstandings regarding its separate identity and shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.

Section 3.05 Payment of Principal and Interest.

The Issuer will duly and punctually pay the principal of and interest on the Notes, in accordance with the terms of such Notes, this Indenture and the Sale and Servicing Agreement (including the Priority of Payments therein). The Issuer will cause to be distributed all amounts on deposit in the Distribution Account on a Payment Date, or such other date selected by the Trustee pursuant to Section 5.04(b), deposited therein pursuant to the Sale and Servicing Agreement for the benefit of the Notes, to the applicable Noteholders. Amounts properly withheld under the Code or any applicable state law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 3.06 Protection of Indenture Collateral.

(a) The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Indenture Collateral other than Permitted Liens, and the Issuer shall take or shall cause the Servicer to take all actions necessary to obtain and maintain, for the benefit of the Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Indenture Collateral, subject to any Permitted Liens with respect thereto. In connection therewith, pursuant to Section 2.09 of the Sale and Servicing Agreement, the Issuer shall cause to be delivered into the possession of the Trustee (or to the Custodian on behalf of the Trustee) as pledgee hereunder, indorsed in blank, any “instruments” (within the meaning of the UCC), not constituting part of chattel paper, evidencing any Loan which is part of the Indenture Collateral and all other portions of the Loan Files. The Trustee acknowledges and agrees that (i) it holds the Loan Assets delivered to it (or to the Custodian) (i) under the Sale and Contribution Agreement for the benefit of the Trust Depositor, and (ii) under the Sale and Servicing Agreement for the benefit of the Issuer, and that it holds the Indenture Collateral delivered to it (or the Custodian) pursuant to this Indenture for the benefit of the Noteholders. The Trustee (through the Custodian) agrees to maintain continuous possession of such delivered instruments and the Loan Files as pledgee hereunder until this Indenture shall have terminated in accordance with its terms or until, pursuant to the terms hereof or of the Sale and Servicing Agreement, the Trustee is otherwise authorized to release such instrument from the Indenture Collateral. The Issuer will or will cause the Servicer from time to time to prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

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(i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii) enforce any of the Loans transferred to the Issuer as and to the extent commercially reasonable and in accordance with the Sale and Servicing Agreement; or

(iv) preserve and defend title to the Indenture Collateral and the rights of the Trustee and the Noteholders in such Indenture Collateral against the claims of all persons and parties.

Except as otherwise provided in or permitted by the Sale and Servicing Agreement or this Indenture, the Trustee shall not remove any portion of the Indenture Collateral held by it that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06; provided that such designation shall not impose upon the Trustee any of the Issuer’s or Servicer’s obligations under this Indenture or the Sale and Servicing Agreement. The Issuer hereby authorizes the filing of all such financing statements in the applicable office(s) of the applicable state(s) for purposes of perfecting the security interests created herein, and such financing statements may describe as the collateral covered thereby "all assets of the debtor, whether now owned or hereafter acquired" or words to that effect, notwithstanding that such collateral description may be broader in scope than the collateral described herein.

Section 3.07 Opinions as to Indenture Collateral.

(a) On or before the Closing Date, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of the Underlying Notes and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as is necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before June 30 in each calendar year, beginning in 2023, the Servicer on behalf of the Issuer will furnish to the Trustee and the Rating Agency an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the perfection of the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until June 30 in the following calendar year.

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Section 3.08 Furnishing of Rule 144A Information.

The Issuer will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest therein, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein who is a Qualified Institutional Buyer and a Qualified Purchaser designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such Noteholder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

Section 3.09 Performance of Obligations; Sale and Servicing Agreement.

(a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements included in the Indenture Collateral.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, the other Transaction Documents and the instruments and agreements included in the Indenture Collateral, and any performance of such duties by a Person identified to the Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture, the other Transaction Documents and the instruments and agreements included in the Indenture Collateral.

(c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Loans or under any instrument included in the Indenture Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the Transaction Documents.

(d) If a Responsible Officer of the Issuer shall have knowledge of the occurrence of a Servicer Default, the Issuer shall promptly notify in writing the Trustee, the Backup Servicer and the Rating Agency thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Servicer Default. If such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Indenture Collateral, the Issuer may, and shall pursuant to direction of the Majority Noteholders, remedy such failure. So long as any such Servicer Default shall be continuing, the Trustee may, and shall pursuant to direction of the Super-Majority Noteholders, exercise its remedies set forth in Section 8.02 of the Sale and Servicing Agreement. Unless granted or permitted by the Holders of the Notes to the extent provided in Article VIII of the Sale and Servicing Agreement, the Issuer may not waive any such Servicer Default or terminate the rights and powers of the Servicer under the Sale and Servicing Agreement.

Section 3.10 Negative Covenants.

So long as any Notes are Outstanding, the Issuer shall not:

(i) except as expressly permitted by this Indenture or any other Transaction Document, sell, transfer, exchange or otherwise dispose of any portion the Indenture Collateral, unless directed to do so by the Trustee;

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(ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law), or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Issuer;

(iii) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any other Transaction Document) to be created on or extend to or otherwise arise upon or burden the Indenture Collateral or any part thereof or any interest therein or the proceeds thereof (except for Permitted Liens) or permit the lien of this Indenture not to constitute a valid first priority security interest in the Indenture Collateral (subject to Permitted Liens);

(iv) except as contemplated in the Transaction Documents, dissolve or liquidate in whole or in part;

(v) engage in any activities other than financing, acquiring, owning, pledging and managing the Loans as contemplated by the Transaction Documents and activities incidental to those activities;

(vi) incur, assume or guarantee any indebtedness other than indebtedness evidenced by the Notes or indebtedness otherwise permitted by the Transaction Documents;

(vii) have any employees, it being understood that the Issuer’s officers shall not be considered employees; or

(viii) establish, maintain, contribute to, or incur any liability in respect of any Plan or any similar such plan subject to Similar Law.

Section 3.11 Annual Statement as to Compliance.

The Issuer will deliver to the Trustee and the Rating Agency, within 90 days after the end of each calendar year (commencing with the calendar year ending December 31, 2022), an Officer’s Certificate stating, as to the Person signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Person’s supervision or direction; and

(ii) to the best of such Person’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been such a default in its compliance with any such condition or covenant, specifying each such default known to such Person and the nature and status thereof.

Section 3.12 [Reserved].

Section 3.13 Representations and Warranties Concerning the Loans.

The Issuer has pledged to the Trustee for the benefit of the Noteholders all of its rights under the Sale and Contribution Agreement and the Sale and Servicing Agreement (except for the Excluded Property) and the Trustee has the benefit of the representations and warranties made by the Seller and the Trust Depositor in such documents

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concerning the Loans transferred into the Loan Assets and the right to enforce any remedy against the Seller and the Trust Depositor provided in the Sale and Contribution Agreement and the Sale and Servicing Agreement, to the same extent as though such representations and warranties were made directly to the Trustee.

Section 3.14 Trustee’s Review of Loan Files.

The Custodian, on behalf of the Trustee, agrees, for the benefit of the Noteholders, to review the Required Loan Documents that are part of the Loan Files as provided in Section 2.11 of the Sale and Servicing Agreement.

Section 3.15 Sale and Servicing Agreement.

In order to facilitate the servicing of the Loans, the Trustee and the Issuer authorize the Servicer, in the name and on behalf of the Trustee and the Issuer, to perform its respective duties and obligations under the Sale and Servicing Agreement and the rights of the Trustee pursuant to the third sentence of Section 8.01 hereof. The Trustee agrees to perform its express obligations under the Sale and Servicing Agreement in accordance with the terms thereof subject to Section 6.01 hereof.

Section 3.16 Amendments to Sale and Servicing Agreement.

The Trustee may enter into any amendment or supplement to the Sale and Servicing Agreement only in accordance with Section 13.01 of the Sale and Servicing Agreement. The Trustee may, in its reasonable discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected in any material respect.

Section 3.17 Servicer as Agent and Bailee of Trustee.

(a) Solely for purposes of perfection under Section 9-313 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Trustee hereby acknowledges that the Servicer is acting as agent and bailee of the Trustee in holding any documents released to the Servicer pursuant to the Sale and Servicing Agreement as well as any other items constituting a part of the Indenture Collateral which from time to time come into the possession of the Servicer. It is intended that, by the Servicer’s execution and delivery of the Sale and Servicing Agreement, the Trustee, as a secured party, will be deemed to have possession of such documents, such moneys and such other items for purposes of Section 9-313 of the UCC of the state in which such property is held by the Servicer.

(b) Solely for purposes of perfection under Section 9-313 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Trustee, if the transfer of the Loans and the other assets in the Indenture Collateral by the Trust Depositor to the Issuer is deemed to be a loan, the Custodian hereby acknowledges it is acting as agent and bailee of the Issuer in holding items constituting a part of the Indenture Collateral which from time to time come into the possession of the Trustee.

Section 3.18 Investment Company Act of 1940.

The Issuer shall not and the Trustee shall not knowingly take any action that would cause the Issuer or the pool of Indenture Collateral to be required to register as an “investment company” under the 1940 Act (or any successor or amendatory statute).

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Section 3.19 Issuer May Consolidate, etc., Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes, and the performance or observance of every agreement and covenant of this Indenture, the Notes, the Trust Certificate and each other Transaction Document on the part of the Issuer to be performed or observed, all as provided herein and therein;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) each Holder of a Note has consented in writing to such transaction (and notice thereof has been provided to the Rating Agency);

(iv) the Issuer shall have received written advice from Dechert LLP or Winston & Strawn LLP or an opinion of tax counsel of nationally recognized standing in the United States experiences in such matters (and shall have delivered copies thereof to the Trustee on which the Trustee may conclusively rely) to the effect that such transaction will not (1) cause the Issuer to be treated as an association, publicly traded partnership or taxable mortgage pool, in each case, taxable as a corporation for U.S. federal income tax purposes, (2) cause the Notes to be deemed to have been sold or exchanged under Section 1001 of the Code or (3) cause any Notes that were characterized as indebtedness at the time of issuance to be characterized as other than indebtedness;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel (which may conclusively rely on the Officer’s Certificate with respect to clauses (ii) and (iii) above and as to the taking of any action required by such Opinion of Counsel as it relates to clause (v) above) each stating that such consolidation or merger complies with this Section 3.19 and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Except as otherwise permitted hereunder or under the Transaction Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Indenture Collateral, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall be a United States citizen or a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia, expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes, and the performance of each other Transaction Document, and the performance or observance of every agreement and covenant of this Indenture, the Notes, the Trust Certificate and each other Transaction Document on the part of the Issuer to be performed or observed, all as provided herein, expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes as provided in the Transaction Documents,

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and unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes arising from such transfer;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) each Holder of a Note has consented in writing to such transaction (and notice thereof has been provided to Rating Agency);

(iv) the Issuer shall have received written advice from Dechert LLP or Winston & Strawn LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters (and shall have delivered copies thereof to the Trustee on which the Trustee shall be entitled to rely) to the effect that such transaction will not (1) cause the Issuer to be treated as an association, publicly traded partnership or taxable mortgage pool, in each case, taxable as a corporation for U.S. federal income tax purposes, (2) cause the Notes to be deemed to have been sold or exchanged under Section 1001 of the Code or (3) cause any Notes that were characterized as indebtedness at the time of issuance to be characterized as other than indebtedness;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel (which may conclusively rely on a certificate of the transferee as to the transferee’s citizenship, if applicable, and on the Officer’s Certificate with respect to clauses (ii) and (iii) above and to the taking of any action required by such Opinion of Counsel as it relates to clause (v) above) each stating that such conveyance or transfer, and such supplemental indenture, comply with this Section 3.19 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 3.20 Successor or Transferee.

(a) Upon any consolidation or merger of the Issuer in accordance with Section 3.19(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) Upon a conveyance or transfer of all or substantially all of the assets and properties of the Issuer pursuant to Section 3.19(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Trustee stating that the Issuer is to be so released.

Section 3.21 No Other Business.

The Issuer shall not engage in any business other than financing, purchasing, owning, selling, managing and enforcing the Loans and Related Property, including through any subsidiaries permitted pursuant to Section 5.10 of the Sale and Servicing Agreement, in the manner contemplated by this Indenture and the other Transaction Documents and all activities incidental thereto, issuing the Notes and the Trust Certificate and as otherwise expressly permitted in the Trust Agreement or the other Transaction Documents.

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Section 3.22 No Borrowing; Use of Proceeds.

The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and any other indebtedness permitted by the Transaction Documents. In consideration of the Trust Depositor’s transfer of the Initial Loans to the Issuer, the Issuer will transfer the net cash proceeds from the sale of the Notes to the Trust Depositor, together with the Trust Certificate. The Trust Depositor will use a portion of the net proceeds to acquire the Initial Loans from the Seller on the Closing Date.

Section 3.23 Guarantees, Loans, Advances and Other Liabilities.

Except as contemplated by this Indenture or the other Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person, other than any subsidiary established by the Issuer pursuant to Section 5.10 of the Sale and Servicing Agreement.

Section 3.24 Capital Expenditures.

The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.25 Representations and Warranties of the Issuer.

The Issuer represents and warrants as of the date hereof and as of the date of any subsequent acquisition of a Substitute Loan, as applicable, as follows:

(a) Power and Authority. It has full power, authority and legal right to execute, deliver and perform its obligations as Issuer under this Indenture and the Notes (the foregoing documents, the “Issuer Documents”) and under each of the other Transaction Documents to which the Issuer is a party.

(b) Due Authorization and Binding Obligation. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, and the consummation of the transactions provided for therein have been duly authorized by all necessary action on its part. Each of the Issuer Documents and the other Transaction Documents to which the Issuer is a party constitutes the legal, valid and binding obligation of the Issuer and is enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c) No Conflict. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Issuer is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with or violate, in any material respect, any Applicable Law.

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(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any Governmental Authority required in connection with the execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof have been obtained.

(f) No Proceedings. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Issuer, threatened, against the Issuer or any of its respective properties or with respect to the Issuer Documents or any other Transaction Document to which the Issuer is a party that, if adversely determined, would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Issuer or the transactions contemplated by the Issuer Documents or any of the other Transaction Documents to which the Issuer is a party.

(g) Organization and Good Standing. The Issuer is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own its assets and to transact the business in which it is currently engaged, and had at all relevant times, and now has, all necessary power, authority and legal right under its organizational documents and under Applicable Law to acquire, own and pledge the Indenture Collateral.

(h) 1940 Act. The Issuer is not an “investment company” within the meaning of the 1940 Act. The Issuer will rely on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Section 3(c)7 thereof and Rule 3a-7 thereof, and will qualify for the “loan securitization” exemption set forth in the implementing regulations of the Volcker Rule. The Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).

(i) Location. The Issuer is located (within the meaning of Article 9 of the UCC) in the State of Delaware. The Issuer agrees that it will not change its location (within the meaning of Article 9 of the UCC) without at least 30 days prior written notice to the Seller, the Servicer, the Trustee and the Rating Agency.

(j) Security Interest in Collateral.

(i) This Indenture creates a valid, continuing and enforceable security interest (as defined in the applicable UCC) in the Indenture Collateral in favor of the Trustee, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Issuer;

(ii) the Indenture Collateral constitutes “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Issuer owns and has good and marketable title to the Indenture Collateral free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv) the Issuer has received all consents and approvals required by the terms of the Indenture Collateral to the pledge of the Indenture Collateral hereunder to the Trustee;

(v) the Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Indenture Collateral granted to the Trustee under this Indenture;

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(vi) other than the security interest granted by the Issuer pursuant to this Indenture and any Permitted Liens, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Indenture Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Indenture Collateral other than any financing statement (A) relating to the security interest granted by the Issuer under this Indenture, or (B) that has been terminated or for which a release or partial release has been filed. The Issuer is not aware of the filing of any judgment or tax Lien filings against the Issuer;

(vii) all original executed copies of each Underlying Note that constitute or evidence the Indenture Collateral have been delivered to and are in the possession of the Trustee;

(viii) the Issuer has received a written acknowledgment from the Trustee that the Trustee or its bailee is holding the Underlying Notes that constitute or evidence the Indenture Collateral solely on behalf of and for the benefit of the Securityholders; and

none of the Underlying Notes that constitute or evidence the Indenture Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Trustee.

The representations and warranties in Section 3.25(j) shall survive the termination of this Indenture.

Section 3.26 Restricted Payments.

The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided that the Issuer may make, or cause to be made, (w) distributions to the Owner Trustee, the Trust Depositor and the Certificateholder as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and the Sale and Servicing Agreement, (x) payments to the Servicer and/or Trust Depositor pursuant to the terms of the Sale and Servicing Agreement or the other Transaction Documents and (y) payments to the Trustee and other Persons entitled thereto pursuant to terms of the Sale and Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Distribution Account except in accordance with this Indenture and the other Transaction Documents.

Section 3.27 Notice of Events of Default, Amendments and Waivers.

Promptly, but in any case no later than within two (2) Business Days of discovery by a Responsible Officer of the Issuer (or receipt of notice thereof by the Issuer), the Issuer shall furnish to the Trustee (with a copy to the Backup Servicer), (i) in the case of any proposed or pending litigation or investigation relating to it by any governmental authority or any legal proceeding which involve or may involve the possibility of materially and adversely affecting the Issuer, a written notice specifying the nature of such litigation, investigation or proceeding or the action the Issuer is taking or proposes to take with respect thereto, (ii) written notice of the occurrence of any Event of Default or Servicer Default or of any situation which the Issuer reasonably expects to develop into an Event of Default or Servicer Default, or (iii) written notice of any event or occurrence (including changes in applicable law) of which the Servicer or Issuer (as applicable) has knowledge that may reasonably affect, materially and adversely, the ability of the Servicer to service the Loans or to otherwise perform and carry out its duties, responsibilities and obligations under the Transaction Documents, provided, that in the case of any notice required pursuant to (ii) or (iii) above, the Servicer or the Issuer, as applicable, shall provide a copy of such notice to the Rating Agency. The Trustee shall make available to Holders any notice delivered to it pursuant to (i), (ii) or (iii) above (including posting to its

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website), but shall not be under any obligation to review or evaluate any such notice, or to investigate or inquire further into any matter described therein.

Section 3.28 Further Instruments and Acts.

Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture (provided nothing herein shall be deemed to impose an obligation on the Trustee to so request).

Section 3.29 Statements to Noteholders.

The Trustee shall make available on its secure internet website to each Noteholder and the Rating Agency, the Monthly Reports prepared by the Servicer pursuant to Article IX of the Sale and Servicing Agreement. The Trustee shall make available to the Noteholders, the parties to the Transaction Documents and the Rating Agency, via the Trustee’s internet website, a copy of the Transaction Documents, each Monthly Report and, with the consent or at the direction of the Trust Depositor, such other information regarding the Notes and/or the Loans as the Trustee may have in its possession or as may be provided to the Trustee by the Servicer or the Trust Depositor, but only with the use of its secured internet website; provided the Trustee shall have no obligation to provide such information described in this Section 3.29 until it has received the requisite information from the Trust Depositor or the Servicer. The Trustee will make no representation or warranties as to the accuracy or completeness of such documents posted to its website and will assume no responsibility therefor.

The Trustee’s secure internet website shall be initially located at http://pivot.usbank.com or at such other address as shall be specified by the Trustee from time to time in writing to the Noteholders, the parties to the Transaction Documents and the Issuer (who shall promptly forward the same to the Rating Agency). In connection with providing access to the Trustee’s internet website, the Trustee shall (other than with respect to the parties to the Transaction Documents and the Rating Agency) require registration and the acceptance of a disclaimer. The Trustee shall be permitted to change the method by which the Monthly Reports are distributed in order to make such distributions more convenient and/or more accessible to the Holders. The Trustee shall not be liable for the dissemination of information in accordance with this Indenture.

Section 3.30 Grant of Substitute Loans and Additional Loans

In consideration of the delivery or acquisition of Loans transferred on each Substitute Loan Cutoff Date or each Additional Loan Cutoff Date, as applicable, pursuant to and in accordance with the terms of Section 2.04, Section 2.06 or Section 2.07, as applicable, of the Sale and Servicing Agreement, the Issuer grants to the Trustee a security interest in all of its right, title and interest in the Loans transferred on such Substitute Loan Cutoff Date or such Additional Loan Cutoff Date, as applicable, and simultaneously with the transfer of the Substitute Loans and Additional Loans, as applicable, the Issuer will cause the related Loan File to be delivered to the Trustee or the Custodian on its behalf.

ARTICLE IV
THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01 The Notes.

The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated and delivered by the Trustee upon receipt of an Issuer Order.

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Section 4.02 Registration of Transfer and Exchange of Notes.

(a) The Trustee shall cause to be kept a Note Register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes as herein provided. The Trustee shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Note Register shall contain the name, remittance instructions, as well as the Series and the number in the Series.

(b) Each Note shall be issued in minimum denominations of not less than the Minimum Denomination, so that on the Closing Date the sum of the denominations of all outstanding Notes shall equal the applicable Initial Note Principal Balance. On the Closing Date and pursuant to an Issuer Order, the Trustee will execute and authenticate Notes all in an aggregate principal amount that shall equal the Initial Note Principal Balance.

(c) Subject to the restrictions on transfer and exchange set forth in this Section 4.02, the Holder of any Note may transfer or exchange the same in whole or in part (in a Note balance amount or amounts not less than the applicable Minimum Denomination) by surrendering such Note at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer reasonably satisfactory in form and substance to the Note Registrar in the case of transfer and a written request for exchange in the case of exchange. Following a proper request for transfer or exchange, the Note Registrar shall, within five Business Days of such request made at such Corporate Trust Office, cause the Trustee to authenticate and the Note Registrar to deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail or by overnight delivery service at the risk of the transferee (in the case of transfer) or Holder (in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Note or Notes, as the case may require, for a like aggregate Percentage Interest and in such Note balance amount or amounts and authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Note shall not be valid unless made at the Corporate Trust Office by the registered Holder in person, or by a duly authorized attorney-in-fact.

(d) (i) No transfer of any Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such laws. No transfer of any Note shall be made if such transfer would require the Issuer to register as an “investment company” under the 1940 Act. The Holder of a Note desiring to effect such transfer shall, and by accepting a Note and the benefits of this Indenture does hereby agree to, indemnify the Trustee, the Issuer and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Issuer, the Trustee, the Servicer or the Trust Depositor is obligated to register or qualify any Note under the Securities Act or any state or international securities laws.

(ii) If, at any time, any Holder of any Note is not both a Qualified Purchaser and either (1) a Qualified Institutional Buyer or (2) an Institutional Accredited Investor (any such person, a “Non-Permitted Holder”), the Issuer shall, promptly after obtaining actual knowledge that such person is a Non-Permitted Holder, send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within thirty (30) days of the date of such notice. If such Non-Permitted Holder fails to transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interests in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms and by such means as the Issuer may choose in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale, shall be remitted to the Non-Permitted Holder.

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(e) No Note, or any interest therein, may be acquired directly or indirectly by, for, on behalf of or with any assets of an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Part 4, Subtitle B of Title I of ERISA, any plan, account or arrangement described in and subject to Section 4975 of the Code, or an entity whose underlying assets include “plan assets” (as defined in 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA) of any plan, account or arrangement covered by ERISA or the Code (collectively, a “Plan”) or governmental, non-U.S. or church plan or arrangement subject to any federal, state, local or non-U.S. law or regulation substantively similar or of similar effect to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) unless it represents or is deemed to represent that its acquisition, holding and disposition of the Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, each as amended, or otherwise or, in the case of a governmental, non-U.S. or church plan or arrangement subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law. Such representation shall be made in a certification from the transferee to the Trustee.

(f) The Trustee, Note Registrar and Certificate Registrar shall not be responsible for ascertaining whether any transfer complies with, or otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state or international securities laws, ERISA, the Code or the 1940 Act; except that if a transfer certificate or opinion is specifically required by the terms of this Section (or, with respect to the Certificates, by the terms of the Trust Agreement, as applicable) to be provided to the Trustee, Note Registrar or Certificate Registrar by a prospective transferee or transferor, the Trustee, Note Registrar or Certificate Registrar, as applicable, shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section (or the Trust Agreement, as applicable).

(g) Any Note may be cancelled by the Note Registrar without any notice to or approval of any Noteholder in accordance with Section 4.03 or once such Note has been properly surrendered for (i) final payment, (ii) transfer and exchange or (iii) redemption. Any Note acquired by the Issuer or otherwise surrendered for cancellation or marked as abandoned by Holder thereof will be cancelled by the Note Registrar only upon receipt of written consent thereto from both the Servicer and the Super-Majority Noteholders.

(h) Each Noteholder and each beneficial owner of a Note shall be deemed to acknowledge that (i) none of the Issuer, the Servicer, the Trustee, the Owner Trustee, the Custodian, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; and (ii) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Servicer, the Backup Servicer, the Trustee, the Owner Trustee, the Custodian or any of their respective affiliates.

(i) Each Noteholder and each beneficial owner of a Note shall be deemed to acknowledge that (i) such beneficial owner was not formed for the purpose of investing in the Notes; and (ii) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories.

Section 4.03 Mutilated, Destroyed, Lost or Stolen Notes.

If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided that if any such destroyed, lost or stolen Note, but not a mutilated Note,

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shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and reasonable expenses of the Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04 Payment of Principal and Interest; Defaulted Interest.

(a) The Notes shall accrue interest during each Interest Period on the basis of a 360 day year consisting of twelve 30-day months (or in the case of the first Payment Date, an accrual period of thirty (30) days). Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that the Redemption Price for any Note called for redemption pursuant to Article X hereof shall be payable as provided in Section 4.04(b) or Article X hereof, as applicable. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b) The principal of each Note shall be payable on each Payment Date to the extent of funds available therefor in accordance with the Priority of Payments as provided in the Sale and Servicing Agreement. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Trustee with the consent or at the direction of the Majority Noteholders has declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments among the Notes shall be made in the order and priorities set forth herein and in the Sale and Servicing Agreement and all principal payments on the Notes shall be made pro rata to the Noteholders. The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid; provided that the Issuer or Servicer shall have provided the Trustee with timely notice of such expectation. Such notice shall be mailed or transmitted by facsimile or other electronic mail prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with a redemption shall be given to Noteholders as provided in Article X.

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Section 4.05 Tax Treatment.

(a) The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Notes will be treated as indebtedness secured by the Indenture Collateral and (ii) the Issuer shall not be treated as an association, taxable mortgage pool or publicly traded partnership, in each case, taxable as a corporation for U.S. federal income tax purposes. The Issuer, by entering into this Indenture, and each Noteholder, by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness. Each Holder of any such Note agrees that it will cause any beneficial owner of such Note acquiring an interest in a Note through it to comply with this Indenture as to treatment of indebtedness under applicable tax law, as described in this Section 4.05. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulations Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by the terms of this Indenture or applicable law, shall not file tax returns for the Issuer, but shall treat the Issuer as a disregarded entity for federal income tax purposes (unless, pursuant to Section 4.05(b)(ii), the Issuer is treated as a partnership). The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

(b) It is the intent of the Trust Depositor, the Servicer and the Certificateholder that, for federal income tax purposes, (i) in the event that the Trust Certificate is owned by a single beneficial owner, for federal income tax purposes, the Issuer will be disregarded as an entity separate from such beneficial owner, and the Certificateholder (and the beneficial owner of the Trust Certificate), by acceptance of the Trust Certificate (or a beneficial interest therein), agrees to take no action inconsistent with such treatment and (ii) in the event that the Trust Certificate is owned by more than one beneficial owner for federal income tax purposes, the Issuer will be treated as a partnership, the partners of which are the beneficial owners of the Trust Certificate, and each Certificateholder (and beneficial owner of the Trust Certificate), by acceptance of a Trust Certificate (or beneficial interest therein), agrees to treat the Trust Certificate as equity and to take no action inconsistent with such treatment.

(c) All payments made by the Issuer under the Notes will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If the Issuer is so required to deduct or withhold it will provide notice to the Trustee of such requirement promptly after a Responsible Officer becomes aware thereof and the Issuer will not be obligated to pay to the holder of any such Note any additional amounts in respect of such withholding or deduction.

(d) Each Holder and each beneficial owner of a Note, by acceptance of such Note or its interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Trustee or any other party acting as Paying Agent with the applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or successor applicable form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or an appropriate Internal Revenue Service Form W-8 (or successor applicable form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) or any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. withholding tax (including, but not limited to, any withholding tax imposed under FATCA), duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Issuer to determine the withholding or deduction required to be made, may result in amounts being withheld from payments in respect of such Note.

Section 4.06 Satisfaction and Discharge of Indenture.

(a) The following shall survive the satisfaction and discharge of this Indenture: (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes pursuant to Section 4.03, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.10,

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3.19, 3.21, 3.22, 4.05, 6.07, 11.15 and the second sentence of 11.16, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.07) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them. This Indenture shall cease to be of further effect with respect to the Notes (and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes) when:

(A) either

(1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation (two Business Days prior to the final Payment Date) pursuant to Section 4.02(v); or

(2) all Notes not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable; or

(ii) mature within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

and the Issuer, in the case of (2)(i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation when due to the Stated Maturity therefor, Redemption Date (if Notes shall have been called for redemption pursuant to Article X), as the case may be and, unless each Holder of each Note has consented to such deposit and satisfaction and discharge of this Indenture, the Issuer has delivered to the Trustee an opinion of U.S. tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the Holders of the Notes would recognized no gain or loss for U.S. federal income tax purposes solely as a result of such deposit and satisfaction and discharge of this Indenture; and

(B) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, which may be internal counsel to the Issuer or the Servicer and if requested by the Trustee, a certificate from a firm of acceptable public accountants, meeting the applicable requirements of Section 11.02 and, subject to Section 11.02, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with;

(C) [reserved]; and

(D) the Issuer has made payment of all other sums due under this Indenture, the Trust Agreement and the Sale and Servicing Agreement.

(b) By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Trustee promptly upon such Noteholder’s receipt of the final payment thereon or as otherwise provided in the Transaction Documents.

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Section 4.07 Application of Trust Money.

All moneys deposited with the Trustee pursuant to Section 4.06 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of Notes for the payment or redemption for which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

Section 4.08 Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V
REMEDIES

Section 5.01 Events of Default.

Any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an “Event of Default”:

(i) failure to pay all accrued interest on the Notes on any Payment Date and such failure continues unremedied for two (2) Business Days;

(ii) failure to pay the Outstanding Principal Balance of the Notes by the Legal Final Payment Date;

(iii) a default in the observance or performance of any covenant or agreement of the Seller, the Trust Depositor or the Issuer made in this Indenture or any other Transaction Document, and such default has a material adverse effect on the Noteholders, which default continues unremedied for a period of 30 days after the first to occur of (i) actual knowledge thereof by a Responsible Officer of the Seller, the Trust Depositor or the Issuer, as applicable, or (ii) there shall have been given, by registered or certified mail, to the Issuer by the Trustee (upon receipt of actual knowledge by a Responsible Officer thereof), a written notice specifying such default and requiring it to be remedied and stating that such notice is a notice of default hereunder;

(iv) any representation, warranty, certification or written statement of the Seller, the Trust Depositor or the Issuer in this Indenture or any other Transaction Document or in any certificate delivered under this Indenture shall prove to have been incorrect in any material respect when made, and such incorrect representation or warranty has a material adverse effect on the Noteholders, and which default continues unremedied for a period of 30 days after the first to occur of (i) actual knowledge thereof by a Responsible Officer of the Seller, the Trust Depositor or the Issuer, as applicable, or (ii) the delivery to the Issuer by the Trustee, by registered or certified mail, of written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

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(v) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Trust Depositor, the Issuer or any substantial part of the Indenture Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust Depositor, the Issuer or for any substantial part of the Indenture Collateral, or ordering the winding-up or liquidation of the Trust Depositor’s or the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(vi) there occurs the commencement by the Trust Depositor or the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Trust Depositor or the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Trust Depositor or the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust Depositor or the Issuer or for any substantial part of the Indenture Collateral, or the making by the Trust Depositor or the Issuer of any general assignment for the benefit of creditors, or the failure by the Trust Depositor or the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Trust Depositor or the Issuer in furtherance of any of the foregoing;

(vii) the Trustee, on behalf of the Noteholders, shall fail to have a valid and perfected first priority security interest in the Indenture Collateral except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document, and such failure to have a perfected first priority security interest shall have a material adverse effect on the Noteholders;

(viii) one or more final, non-appealable judgment(s) against the Issuer in excess of $1,000,000 individually or in the aggregate and the continuance of such judgment(s) unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;

(ix) the Issuer becomes subject to registration as an "investment company" under the 1940 Act for any period of more than 45 consecutive days;

(x) any of this Indenture, the Sale and Servicing Agreement, the Sale and Contribution Agreement or the Note Purchase Agreement is terminated (other than in accordance with its terms) or fails to be in full force and effect which has a material adverse effect on the Issuer or its ability to make payments on the Notes; or

(xi) the Seller or the Trust Depositor shall fail to cure, repurchase or replace a Defective Loan in accordance with the Transaction Documents and such failure shall continue unremedied for 30 days after the earliest to occur of (i) written notice of such failure is given to the Issuer by the Trustee (upon receipt by a Responsible Officer of the Trustee of actual knowledge or written notice of such failure) or (ii) knowledge of a Responsible Officer of the Trust Depositor or Seller of such failure.

The Issuer shall deliver to the Trustee, the Backup Servicer and the Rating Agency, within two (2) Business Days after the occurrence of an Event of Default, written notice in the form of an Officer’s Certificate, including a description of its nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default should occur and be continuing, (other than an Event of Default specified in Sections 5.01(v) or (vi)), then and in every such case the Trustee may, and shall at the direction of the Super-Majority Noteholders, declare the Notes to be immediately due and payable by a notice in writing to the Issuer (who shall

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promptly forward the same to the Rating Agency) and the Owner Trustee (and to the Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, through the date of acceleration, shall become immediately due and payable. If an Event of Default specified in Sections 5.01(v) or (vi) occurs, the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, through the date of acceleration, shall automatically, and without any notice to the Issuer, become immediately due and payable.

At any time after such declaration or automatic occurrence of acceleration of maturity and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Super-Majority Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(A) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on the Notes, and all other amounts that would then be due hereunder, upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

(B) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereto.

If the Notes are accelerated following an Event of Default, then on each Payment Date on or after such Event of Default, payments will be made by the Trustee from all funds available to it in the same order of priority as that provided for in Section 7.06(c) of the Sale and Servicing Agreement.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note, when the same becomes due and payable, and in each case such default continues for a period of two (2) Business Days, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, with the consent of the Majority Noteholders and subject to the provisions of Section 11.15 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the Indenture Collateral, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee subject to the provisions of Section 5.04 and Section 11.15 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed

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to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any Person having or claiming an ownership interest in the Indenture Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other Person, or in case of any other comparable judicial Proceedings relative to the Issuer, or to the creditors or property of the Issuer, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest, as applicable, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf;

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and

(v) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

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(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04 Remedies; Priorities.

(a) If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, subject to the provisions of Section 11.15 hereof, the Trustee may do one or more of the following (subject to the provisions of this Section 5.04 and Section 5.15):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Collateral;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes; and

(iv) sell the Indenture Collateral or any portion thereof or rights or interest therein at one or more public or private sales called and conducted in any matter permitted by law;

provided, however, that the Trustee may not sell or otherwise liquidate the Indenture Collateral following and during the continuance of an Event of Default unless (A) the Notes have been declared or otherwise become immediately due and payable in accordance with Section 5.02 and such declaration or acceleration and its consequences have not been rescinded and annulled and (B) either (1) the proceeds of such Sale or liquidation are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest (including any interest payable pursuant to Section 7.05(a)(6) or 7.05(c)(4)), (2) the Trustee determines that the Indenture Collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due had the Notes not been declared due and payable and the Super-Majority Noteholders (excluding Notes held by the Trust Depositor, the Seller, the Servicer or any of their respective affiliates) consent to such Sale or (3) 100% of the holders of the outstanding Notes (excluding Notes held by the Trust Depositor, the Seller, the Servicer or any of their respective affiliates) consent to such Sale. In determining whether the proceeds of such Sale or liquidation distributable to the Noteholders and the other parties entitled thereto are sufficient to discharge in full the amounts referenced in clause (B)(1) above, the Trustee may, but need not, obtain, at the Issuer’s expense, and rely upon an opinion of an independent accountant or an investment banking firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the expected sales proceeds of the Indenture Collateral for such purpose.

(b) If the Trustee collects any money pursuant to this Article V, it shall distribute such money in accordance with Section 7.06(c) of the Sale and Servicing Agreement. The Trustee may fix a record date and

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distribution date (which may be a date other than a Payment Date) for any payment to Noteholders pursuant to this Section 5.04. At least five days before such record date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the distribution date and the amount to be paid.

Section 5.05 [Reserved].

Section 5.06 Limitation of Suits.

No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.15 hereof:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) prior to the payment in full of Notes, the Noteholders evidencing not less than 25% of the Aggregate Outstanding Principal Balance of the Notes have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its capacity as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) prior to the payment in full of the Notes, no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Outstanding Principal Balance of the Notes.

It is understood and intended that no one or more of the Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Aggregate Outstanding Principal Balance of the Notes then entitled to make such request, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest.

Notwithstanding any other provisions in this Indenture, but subject to Section 11.15 hereof, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and such right shall not be impaired without the consent of such Holder.

Section 5.08 Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely

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to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver.

No delay or omission of the Trustee or any Holder of any Note in the exercise of any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

Section 5.11 Control by Noteholders.

The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) the Super-Majority Noteholders or 100% of the Noteholders (as applicable) may provide any direction to the Trustee to sell or liquidate the Indenture Collateral pursuant to the express terms of Section 5.04; and

(iii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.01(g), the Trustee need not take any action that it determines might involve it in liability.

Section 5.12 Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Noteholders may waive any past Event of Default and its consequences except an Event of Default with respect to payment of principal or interest, as applicable, on any of the Notes or in respect of a covenant or provision hereof which cannot be modified or amended without the waiver or consent of each of the Holders of the Outstanding Notes affected thereby. In the case of any such waiver, the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

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Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 25% of the Aggregate Outstanding Principal Balance or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal or interest, as applicable, on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Sale of Indenture Collateral.

(a) The power to effect any sale or other disposition (a “Sale”) of any portion of the Indenture Collateral pursuant to Section 5.04 is expressly subject to the provisions of Section 5.11 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Indenture Collateral remaining unsold, but shall continue unimpaired until the entire Indenture Collateral shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b) The Trustee shall not in any private Sale sell the Indenture Collateral, or any portion thereof, unless the Majority Noteholders consent to or such Noteholders as required by Section 5.11 direct the Trustee to make such Sale and:

(i) the proceeds of such Sale or liquidation are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest, as applicable, to pay all amounts then due and payable to the Trustee and to reimburse the Servicer for any outstanding unreimbursed Servicing Advances and Scheduled Payment Advances; or

(ii) the Trustee determines, at the direction of Noteholders representing at least 25% of the Aggregate Outstanding Principal Balance of the Notes, that the conditions for liquidation of the Indenture Collateral set forth in Section 5.04 are satisfied (in making any such determination, the Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.04).

(c) In connection with a Sale of all or any portion of the Indenture Collateral:

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(i) other than in the case of a Sale of any Loan as contemplated by the Sale and Servicing Agreement, any Holder or Holders of Notes (other than the Trust Depositor) may bid for and purchase the property offered for Sale, and upon compliance with the terms of Sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii) other than in the case of a Sale of any Loan as contemplated by the Sale and Servicing Agreement, the Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, Requirements of Law in connection therewith, may purchase all or any portion of the Indenture Collateral in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(iii) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Indenture Collateral in connection with a Sale thereof;

(iv) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Indenture Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale;

(v) the Trustee shall use commercially reasonable efforts to maximize the proceeds of any such Sale of the Indenture Collateral;

(vi) no purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and

(vii) all proceeds received by the Trustee in connection with the liquidation or sale of the Indenture Collateral shall be deposited into the Collection Account no later than two (2) Business Days following receipt thereof.

Section 5.16 Action on Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Collateral or upon any of the assets of the Issuer. Any money or property collected by the Trustee shall be applied in accordance with Section 5.04(b).

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Section 5.17 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Trustee to do so, the Issuer shall take all such lawful action as the Trustee at the direction of the Majority Noteholders may request to compel or secure the performance and observance by the Seller, the Trust Depositor and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents to the extent and in the manner directed by the Trustee, including the transmission of notices of default to the Seller, the Trust Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Trust Depositor or the Servicer of each of their obligations under the Transaction Documents.

(b) If a Servicer Default has occurred and is continuing, the Trustee, at the direction of the Majority Noteholders, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Servicer, of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall not be suspended.

ARTICLE VI
THE TRUSTEE

Section 6.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs with respect to the Indenture Collateral.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (g) and (i) of this Section 6.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholder or Noteholders shall have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses, and liabilities (including the fees and expenses of its attorneys and agents) that might be incurred by it in compliance with the request or direction. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

(i) The Trustee shall not be deemed to have notice of any Event of Default or Servicer Default or any other matter under a Transaction Document unless a Responsible Officer assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or has received written notice thereof in accordance with this Indenture.

Section 6.02 Rights of Trustee.

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Trustee may consult with counsel, and the advice of counsel or an Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice of counsel or such Opinion of Counsel.

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(f) The Trustee shall not be bound to make any investigation into the performance of the Seller, Trust Depositor, Issuer or the Servicer under this Indenture or any other Transaction Document or into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document, but the Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and if the Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney; provided that any such examination shall be upon reasonable prior notice and at a time acceptable to the Issuer or the Servicer in their reasonable judgment during normal business hours; provided, further, that the Trustee shall, and shall cause its agents, to hold in confidence any and all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its reasonable judgment, may determine that such disclosure is consistent with its obligations hereunder; provided that all such persons agree in writing with the Issuer to hold such information as confidential. A Noteholder may only disclose such information obtained from the Trustee to any prospective transferee and to such Noteholder’s and transferee’s accountants, consultants, attorneys and similar agents; provided that all such persons agree in writing with the Issuer and the Trustee to hold such information as confidential.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h) Except as expressly provided herein or in any other Transaction Document, nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify any report, certificate or information received by it from the Issuer or Servicer or to otherwise monitor the activities of the Issuer, Servicer or any other Party.

(i) In the event that the Trustee or any affiliate is also acting in the capacity of Custodian, Backup Servicer, Paying Agent, Note Registrar or Certificate Registrar hereunder or under the other Transaction Documents, the rights, protections, immunities and indemnities afforded the Trustee pursuant to this Article VI shall also be afforded to the Trustee or any affiliate in such capacities.

(j) Whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Indenture Collateral or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent Accountants appointed by the Issuer pursuant to Section 9.05 of the Sale and Servicing Agreement), investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services.

(k) Nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Servicer (unless and except to the extent otherwise expressly set forth herein).

(l) Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture or other Transaction Document shall not be construed as a duty.

(m) The Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control.

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(n) The Trustee and Custodian shall be without liability for any damage or loss resulting from or caused by events or circumstances beyond it’s reasonable control including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Issuer or Servicer (including any Responsible Officer) in its instructions to the Trustee or Custodian; or changes in applicable law, regulation or orders.

In order to comply with the USA PATRIOT Act, including Section 326 thereof, the Trustee (including in its capacity as Certificate Registrar) is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Issuer and each of the parties to the other Transaction Documents agrees to provide to the Trustee upon its their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with the USA PATRIOT Act.

Section 6.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Note Registrar, co-registrar, Paying Agent or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 6.11.

Section 6.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Sale and Servicing Agreement, the Trust Agreement, the Notes or any other Transaction Document, the validity or sufficiency of any security interest intended to be created or the characterization of the Notes for tax purposes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 6.05 Notice of Event of Default.

The Trustee shall mail to each Noteholder, the Servicer (who shall promptly forward the same to the Rating Agency, for so long as any of the Notes are Outstanding) and the Owner Trustee notice of an Event of Default within 30 days after the Trustee has actual knowledge thereof in accordance with Section 6.01.

Section 6.06 Reports by Trustee to Holders.

The Trustee shall deliver to each Noteholder such information in its possession as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer’s or a Noteholder’s written request, the Trustee shall promptly furnish information reasonably requested by the Issuer or such Noteholder that is reasonably available to the Trustee to enable the Issuer or such Noteholder to perform its federal and state income tax reporting obligations.

The Trustee shall not be responsible for any tax reporting, disclosure, record keeping or list maintenance requirements of the Issuer under Sections 6011(a), 6111 or 6112 of the Code, including, but not limited to, the preparation of IRS Form 8886 pursuant to Treasury Regulations Section 1.6011-4(d) or any successor provision and any required list maintenance under Treasury Regulations Section 301.6112-1 or any successor provision.

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Section 6.07 Compensation and Indemnity.

The Issuer shall pay to the Trustee on each Payment Date reasonable compensation for its services under this Indenture and the other Transaction Documents in accordance with the Priority of Payments and pursuant to the separate fee agreement between the Trustee and the Issuer. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify, defend and hold harmless the Trustee and its officers, directors, employees and agents for and against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder and under the other Transaction Documents, including but not limited to the costs of defending any claim or bringing any claim or legal action to enforce the indemnification obligations of the Issuer. The Trustee shall notify the Issuer and the Trust Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer and the Trust Depositor shall not relieve the Issuer of its obligations hereunder or under the Trust Agreement. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith, except that the Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, (ii) for any action it takes or omits to take in good faith in accordance with directions received by it from the Holders of the Notes in accordance with the terms hereunder, or (iii) for interest on any money received by it except as the Trustee and the Issuer may agree in writing. The Issuer shall assume (with the consent of the Trustee, such consent not to be unreasonably withheld) the defense of claim for indemnification hereunder and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees. If the consent of the Trustee required in the immediately preceding sentence is unreasonably withheld, the Issuer is relieved of its indemnification obligations hereunder with respect thereto. The obligations of the Issuer set forth in this Section 6.07 are subject in all respects to Section 11.15(b).

The Trustee hereby agrees not to cause the filing of a petition in bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.07 until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture.

The amounts payable to the Trustee pursuant to this Section 6.07 shall not, except as provided by Section 7.06 of the Sale and Servicing Agreement, exceed on any Payment Date the limitation on the amount thereof described in the Priority of Payments for such Payment Date and in the definition of Administrative Expenses in the Sale and Servicing Agreement; provided that (i) the Trustee shall not institute any proceeding for payment of any amount payable hereunder except in connection with an action pursuant to Section 5.03 or 5.04 for the enforcement of the lien of this Indenture for the benefit of the Noteholders and (ii) the Trustee may only seek to enforce payment of such amounts in conjunction with the enforcement of the rights of the Noteholders in the manner set forth in Section 5.04.

The Trustee shall, subject to the Priority of Payments, receive amounts pursuant to this Section 6.07 and Section 7.06 of the Sale and Servicing Agreement, and only to the extent that the payment thereof would not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.08, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect against the Issuer for the nonpayment to the Trustee of any amounts provided by this Section 6.07 until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture.

The Issuer’s payment obligations and indemnity to the Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and resignation or removal of the Trustee. When the Trustee incurs expenses after the

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occurrence of an Event of Default specified in clauses (vi) or (vii) of the definition of “Event of Default” with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08 Replacement of Trustee.

No resignation or removal of the Trustee shall become effective until the appointment of a successor Trustee pursuant to this Section 6.08 and that meets the criteria set forth in Section 6.11 has become effective. The Trustee may resign at any time with thirty (30) days prior written notice to the Issuer, the Noteholders, the Trust Depositor and the Servicer. The Majority Noteholders or the Issuer, with the written consent of the Majority Noteholders, may remove the Trustee with thirty (30) days prior written notice to the Trustee (a copy of which notice shall promptly be provided by the Issuer to the Rating Agency). The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 6.11;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property;

(iv) the Trustee otherwise becomes incapable of acting; or

(v) the Trustee defaults in any of its obligations under the Transaction Documents and such default is not cured within 30 days after a Responsible Officer of the Trustee receives written notice of such default.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Upon the appointment becoming effective, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. No successor Trustee shall accept appointment as provided in this Section 6.08 unless at the time of such appointment becoming effective such Person shall be eligible under the provisions of Section 6.11. The retiring Trustee shall promptly transfer all property (including all Indenture Collateral) held by it as Trustee to the successor Trustee and shall execute and deliver such instruments and such other documents as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Majority Noteholders may petition any court of competent jurisdiction for the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

Upon the appointment of a successor Trustee as provided in this Section 6.08, the successor Trustee shall mail notice of such succession hereunder at the expense of the Issuer to all Holders of Notes at their addresses as shown in the Note Register.

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Section 6.09 Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere provided for in the Notes or in this Indenture.

Section 6.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such interest to the Indenture Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 6.11 and no notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof. No appointment of a co-trustee or a separate trustee shall relieve the Trustee of its duties and obligations hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to

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all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11 Eligibility; Disqualification.

The Trustee or any affiliate hereunder shall at all times (i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, (iv) have unsecured and unguaranteed long-term debt obligations rating of at least investment grade or better by the Rating Agency or another nationally recognized statistical rating organization, or otherwise does not result in a withdrawal or reduction in rating by the Rating Agency on the Notes, and (v) be subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.11 its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, the Trustee shall give prompt notice to the Issuer (who shall promptly forward the same to the Rating Agency), the Trust Depositor, the Servicer and the Noteholders that it has so ceased to be eligible to be the Trustee.

Section 6.12 Representations, Warranties and Covenants of the Trustee.

The Trustee hereby makes the following representations, warranties and covenants on which the Issuer, the Trust Depositor, the Servicer and the Noteholders shall rely:

(a) The Trustee is a national banking association and trust company duly organized, validly existing and in good standing under the laws of the United States.

(b) The Trustee satisfies the criteria specified in Section 6.11.

(c) The Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the other Transaction Documents to which it is a party and has taken all necessary action to authorize the execution, deliver and performance by it of this Indenture and the other Transaction Documents to which it is a party.

(d) The execution, delivery and performance by the Trustee of this Indenture and the other Transaction Documents to which it is a party shall not (i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to it or any of its assets, (ii) violate any provision of the corporate charter or by-laws of the Trustee or (iii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Indenture Collateral pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to materially and adversely affect the Trustee’s performance or ability to perform its duties as Trustee under this Indenture and the other Transaction Documents to which it is a party or the transactions contemplated in this Indenture and the other Transaction Documents to which it is a party.

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(e) The execution, delivery and performance by the Trustee of this Indenture and the other Transaction Documents to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

(f) This Indenture and the other Transaction Documents to which it is a party have been duly executed and delivered by the Trustee and constitute the legal, valid and binding agreements of the Trustee enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity. U.S. Bank hereby agrees and covenants that it will not, at any time in the future, deny that this Indenture and the other Transaction Documents to which it is a party constitute its legal, valid and binding agreements.

(g) The Trustee is not affiliated, as that term is defined in Rule 405 under the Securities Act, with the Issuer.

Section 6.13 Directions to Trustee.

The Trustee is hereby directed and authorized:

(i) to accept a collateral assignment of the Loans, and hold the assets of the Indenture Collateral as security for the Noteholders;

(ii) to authenticate and deliver the Notes substantially in the forms prescribed by Exhibits A-1 through A-2 in accordance with the terms of this Indenture;

(iii) to execute and deliver the Transaction Documents to which it is a party; and

(iv) to take all other actions as shall be required to be taken by it by the terms of this Indenture and the other Transaction Documents to which it is party.

For avoidance of doubt, in entering into and performing under the Transaction Documents to which it is a party, the Trustee (in all its capacities) shall be subject to the protections, rights, indemnities and immunities afforded it under Article VI of this Indenture.

Section 6.14 Conflicts.

If a Default occurs and is continuing and the Trustee is deemed to have a “conflicting interest” (as defined in the TIA) as a result of acting as trustee for the Notes, the Issuer, at its expense, shall appoint a successor Trustee for the affected Notes so that there will be a separate Trustee for such affected Notes. No such event shall alter the voting rights of the Noteholders under this Indenture or under any of the other Transaction Documents.

ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01 Issuer To Furnish Trustee Names and Addresses of Noteholders.

The Issuer will furnish or cause to be furnished to the Trustee (a) within five (5) days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after

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receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02 Preservation of Information; Communications to Noteholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b) The Trustee shall furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates and financial statements of the Issuer or of the Servicer furnished to the Trustee under the Transaction Documents.

Section 7.03 Fiscal Year.

Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year. The Issuer shall notify the Trustee of any change in its fiscal year.

ARTICLE VIII
TRANSACTION ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01 Collection of Money.

Except as otherwise expressly provided herein or in the Sale and Servicing Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture or in the Sale and Servicing Agreement, if any event of default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Collateral, the Trustee (at the direction of the Servicer pursuant to the Sale and Servicing Agreement) may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02 Transaction Accounts.

(a) On or prior to the Closing Date, the Trustee or any affiliate on behalf of the Issuer shall establish and maintain, in the name of the Issuer, for the benefit of the Trustee and the Noteholders, the Lockbox Account, the Distribution Account, the Reinvestment Account, the Reserve Account and the Collection Account, in each case, as provided in Sections 7.01, 7.02, 7.03 and 7.04 of the Sale and Servicing Agreement.

(b) All funds required to be deposited in the Collection Account with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 7.03 of the Sale and Servicing Agreement. On or before the last day of each Collection Period or such other date as determined by the Trustee pursuant to Section 7.06(c) of the Sale and Servicing Agreement, the Collections with respect to the preceding Collection Period on deposit in the Collection Account will be transferred from the Collection Account to the Distribution Account as provided in Section 7.06 of the Sale and Servicing Agreement. On or before the Business Day immediately preceding each Payment Date, all other amounts then on deposit in the Collection Account (including,

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without limitation, any amounts deposited into the Collection Account from the Reserve Account pursuant to Section 7.02 of the Sale and Servicing Agreement) will be deposited into the Distribution Account and will remain uninvested while deposited in the Distribution Account. The Trustee shall invest any funds in the Reserve Account as provided in the Sale and Servicing Agreement. Funds will be deposited into the Reserve Account as provided in Section 7.06 of the Sale and Servicing Agreement.

(c) On each Payment Date or such other date as determined by the Trustee pursuant to Section 5.04(b), the Trustee, as Paying Agent, shall distribute all amounts on deposit in the Distribution Account to Noteholders in respect of Notes and any other parties specified in the Priority of Payments, and to the Trustee, as Paying Agent under the Trust Agreement, for distribution to the Holders of the Trust Certificates in accordance with the Priority of Payments.

(d) All moneys deposited from time to time in the Distribution Account and the Reserve Account pursuant to the Sale and Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Securityholders and all investments made with such moneys including all income or other gain from such investments are for the benefit of the Securityholders as provided by the Sale and Servicing Agreement.

(e) The Redemption Price described in Section 10.01 hereof shall be deposited in the Distribution Account.

Section 8.03 Officer’s Certificate.

Except for releases or conveyances required or permitted by the Sale and Servicing Agreement and the other Transaction Documents, the Trustee shall receive at least two Business Days’ notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating the effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture.

Section 8.04 Termination Upon Distribution to Noteholders.

Subject to Section 4.06, this Indenture and the respective obligations and responsibilities of the Issuer and the Trustee created hereby shall terminate upon the distribution to the Noteholders and the Trustee of all amounts required to be distributed to such parties pursuant to the applicable provisions of this Indenture and the Sale and Servicing Agreement.

Section 8.05 Release of Indenture Collateral.

(a) Subject to the payment of its fees and reasonable expenses, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, the Sale and Servicing Agreement and the other Transaction Documents. No party relying upon an instrument executed by the Trustee as provided in Article IV hereunder shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys. The Trustee shall not release any Loan from the lien of this Indenture in connection with a sale of such Loan to an Affiliate of the Servicer or the Issuer without first receiving an Officer’s Certificate of the Servicer in the form of Exhibit F and a Request for Release in the form of Exhibit M to the Sale and Servicing Agreement. The Trustee shall make copies of any such Officer’s Certificate available to any Noteholder upon written request of such Noteholder, subject to Section 11.01.

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(b) The Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Trustee pursuant to this Indenture have been paid, release any remaining portion of the Indenture Collateral that secured the Notes from the lien of this Indenture. The Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05(b) only upon receipt of a request from the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to such release have been satisfied.

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes but with prior written notice to all Noteholders, the Rating Agency and the Servicer, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into a supplemental indenture, in form reasonably satisfactory to the Trustee, for any of the following purposes; provided that the Issuer shall only enter into a supplemental indenture in compliance with Section 4.01(c) and (d) of the Trust Agreement and Section 9.06 hereof:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(v) to cure any ambiguity or manifest error, to correct or supplement any provision in this Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or to make any modification that is of a formal, minor or technical nature;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

(viii) to modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any changes in Applicable Law or regulations (or the interpretation thereof);

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Applicable Law or otherwise make any changes necessary to comply with changes to U.S. securities laws or the regulations implementing such laws;

(x) to evidence or implement any change to this Indenture required by regulations or guidelines enacted to support the USA PATRIOT Act;

(xi) to comply with any changes to the Code or the regulations implementing the Code;

(xii) to reflect any written change to the guidelines, methodology or standards established by any Rating Agency that are applicable to this Indenture;

(xiii) to amend, modify or otherwise accommodate changes to this Indenture relating to compliance with Rule 17g-5 under the Exchange Act or to permit compliance with the Dodd-Frank Act (including, without limitation, the Volcker Rule), as applicable to the Issuer, the Trustee, the Servicer or the Notes, or to comply with any rule or regulation enacted by regulatory agencies of the United States federal government after the Closing Date that are applicable to the Notes or the transactions contemplated by this Indenture;

(xiv) subject to the requirements of Section 2.03, to permit the Issuer to issue Additional Notes; and

(xv) to add any new provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture that will not be inconsistent with any existing provisions of this Indenture or such supplemental indenture; provided that such action shall not, as evidenced by an Officer’s Certificate delivered to the Trustee, adversely affect in any material respect the interests of the Noteholders.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Trustee, when authorized by an Issuer Order, may also, without the consent of any of the Holders of the Notes but with Rating Agency Confirmation, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture (other than as included in clauses (i) through (xv) of Section 9.01(a) above); provided that such action (A) shall not, as evidenced by an Officer’s Certificate of the Servicer, materially adversely affect the interest of any Noteholder, and (B) shall be in compliance with Section 4.01(c) and (d) of the Trust Agreement and Sections 9.02(a) and 9.06 hereof.

(c) In connection with any supplemental indentures pursuant to this Section 9.01, the Issuer and the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such supplemental indenture will not (i) cause the Issuer to be treated as an association, publicly traded partnership or taxable mortgage pool, in each case, taxable as a corporation for U.S. federal income tax purposes, (ii) cause the Notes to be deemed to have been sold or exchanged under Section 1001 of the Code or (iii) cause any Notes that were characterized as indebtedness at the time of issuance to be characterized as other than indebtedness (which Opinion of Counsel may rely upon an Officer’s Certificate of the Servicer with respect to the effect of any such amendment on the economic interests of any Noteholder); provided, that the opinion described in clause (ii) shall not be required in connection with the issuance of Additional Notes pursuant to Section 2.03 hereof.

(d) In the event that any proposed supplemental indenture pursuant to this Section 9.01, in the reasonable judgment of the Servicer (on behalf of the Issuer) does not satisfy the proviso in Section 9.01(b), such amendment may become effective with the consent of each Holder of a Note. It shall not be necessary for the

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Noteholders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.02 Supplemental Indentures With Consent of Noteholders.

(a) No supplemental indenture shall, without the consent of the Holder of each Note adversely affected thereby:

(i) change the Legal Final Payment Date or the due date of any payment of principal of or interest, as applicable, on any Note, reduce the principal amount of any Note or any rate of interest or the portion of the Redemption Price payable to the Holders of the Notes, change the earliest date on which any Note may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Loan Assets to the payment of principal, interest or of distributions pursuant to the Sale and Servicing Agreement, change any place where, or the coin or currency in which, any Note or the principal thereof, or interest thereon, is payable, or impair the right to institute suit for the enforcement of any provisions of the Indenture regarding payment on the Notes;

(ii) reduce the percentage of the Aggregate Outstanding Principal Balance of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the provisions of the proviso to the definition of the term “Holder”;

(iv) modify or alter the provisions hereunder regarding the voting of Notes held by the Issuer, the Seller, the Servicer, an affiliate of any of them or any obligor on the Notes;

(v) modify any provisions hereunder in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained in the Indenture; or

(vi) reduce the percentage of the Aggregate Outstanding Principal Balance of the Notes, the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Indenture Collateral pursuant to Section 5.04;

(vii) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Transaction Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

(viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Collateral or, except as otherwise permitted or contemplated herein or by any other Transaction Document, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture.

(b) The Issuer shall only enter into a supplemental indenture in compliance with Section 4.01(c) of the Trust Agreement and Section 9.06 hereof; provided that such action shall not, as evidenced by an Opinion of Counsel (i) cause the Issuer to be treated as an association, publicly traded partnership or taxable mortgage pool, in each case, taxable as a corporation for U.S. federal income tax purposes, (ii) cause the Notes to be deemed to have been sold or

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exchanged under Section 1001 of the Code or (iii) cause any Notes that were characterized as indebtedness at the time of issuance to be characterized as other than indebtedness (which Opinion of Counsel may rely upon an Officer’s Certificate of the Servicer with respect to the effect of any such amendment on the economic interests of any Noteholder); provided, that the opinion described in clause (ii) shall not be required in connection with the issuance of Additional Notes pursuant to Section 2.03 hereof.

(c) Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 9.02, the Trustee shall mail to the Servicer (who shall promptly forward the same to the Rating Agency) and the Holders of the Notes to which such amendment or supplemental indenture relates a copy of such supplemental indenture or a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(d) The Issuer and the Trustee may only enter into one or more supplemental indentures pursuant to this Section 9.02 to the extent that written advice from Dechert LLP or Winston & Strawn LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Issuer (with a copy to the Trustee) to the effect that such supplemental indenture will not (i) cause the Issuer to be treated as an association, publicly traded partnership or taxable mortgage pool, in each case, taxable as a corporation for U.S. federal income tax purposes, (ii) cause the Notes to be deemed to have been sold or exchanged under Section 1001 of the Code or (iii) cause any Notes that were characterized as indebtedness at the time of issuance to be characterized as other than indebtedness.

Section 9.03 Execution of Supplemental Indentures.

In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, which Opinion of Counsel may rely upon an Officer’s Certificate of the Servicer with respect to the effect of any such supplemental indenture on the economic interests of the Holders of the Notes. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Issuer shall provide copies of each supplemental indenture to the Rating Agency.

Section 9.04 Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

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Section 9.06 Consent of the Servicer and Owner Trustee.

The Issuer agrees that it will not permit to become effective any supplemental indenture that adversely affects the obligations or rights of the Servicer or the Owner Trustee or the amount or priority or payment of any fees or other amounts payable to the Servicer or the Owner Trustee unless, in each such case, the Servicer or the Owner Trustee has been given prior written notice of such supplemental indenture and has consented thereto in writing.

ARTICLE X
OPTIONAL redemption

Section 10.01 Optional Redemption.

(a) The Issuer may effect an Optional Redemption, in whole but not in part, on any Redemption Date (such Redemption Date to be specified in a notice to be delivered to the Issuer and the Trustee at least 15 Business Days prior to such Redemption Date) by deposit in full of the Redemption Price in the Distribution Account for distribution to the Holders of the Notes and other persons entitled thereto by 10:00 a.m. (New York City time) on the business day preceding the applicable Redemption Date whereupon all such Notes shall be due and payable on the applicable Payment Date, in connection with which the Issuer shall comply with the provisions of this Section 10.01 and Section 10.02. The Servicer or the Issuer will furnish notice of such election to the Trustee, the Owner Trustee and the Rating Agency no later than 10 Business Days prior to the proposed Redemption Date and, provided that sufficient funds are received by the Servicer, the Servicer on behalf of the Issuer shall deposit in the Distribution Account an amount equal to the Redemption Price of the Notes to be redeemed on the Redemption Date.

(b) The Notes to be redeemed shall, following delivery of a notice of an Optional Redemption complying with Section 10.02, on the Redemption Date become due and payable at the Redemption Price with respect thereto and (unless such Redemption Price is not paid) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price. On the Redemption Date, upon deposit in full by the Servicer in the Distribution Account of an amount equal to the Redemption Price, the Indenture Collateral (other than the Transaction Accounts) shall cease to constitute assets of the Issuer and the Noteholders shall have no interest therein nor any claim to any distributions in respect of the Indenture Collateral (other than the Transaction Accounts).

(c) The portion of the Redemption Price constituting payment of principal of the Notes shall be distributed to Noteholders in accordance with Section 7.06(b) of the Sale and Servicing Agreement and all other amounts included in the Redemption Price shall be distributed in accordance with Section 7.06(a) of the Sale and Servicing Agreement.

(d) The Issuer or the Servicer may withdraw any notice of Optional Redemption or specify a new Redemption Date at any time prior to the proposed Redemption Date set forth in any prior notice of Optional Redemption by providing written notice to the Trustee, the Owner Trustee and the Rating Agency by no later than the second Business Day preceding such Redemption Date. A withdrawal of such notice of Optional Redemption or the inability of the Issuer to complete an Optional Redemption of the Notes will not constitute an Event of Default.

Section 10.02 Form of Redemption Notice by Trustee.

(a) Notice of redemption under Section 10.01 shall be given by the Trustee by facsimile, electronic mail, overnight courier or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date, to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date at such Holder’s address appearing in the Note Register.

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(b) All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that the Record Date otherwise applicable to such Redemption Date, is not applicable and that, unless waived by the Issuer, payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price with respect thereto (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

(iv) that interest on the Notes shall cease to accrue on the Redemption Date, as applicable; provided that the Redemption, as applicable, occurs on such date.

(c) Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

ARTICLE XI
MISCELLANEOUS

Section 11.01 Confidentiality.

(a) No Receiving Party shall use any Confidential Information except to the extent necessary to evaluate and monitor the transaction represented by the Transaction Documents. Each Receiving Party agrees (and each Holder of a Note is deemed to agree) that it will make available Confidential Information only to (i) its officers, employees, directors, affiliates, advisors, agents, shareholders, members, partners and managers who have a need to know such Confidential Information for the purpose of evaluating or monitoring the transaction, (ii) its accounting firms and legal counsel (and their respective officers, employees, directors, agents, affiliates and advisors) and (iii) any prospective purchasers of a Note, in each case who have need to know such Confidential Information for the purposes of evaluating or monitoring the transaction (collectively, “representatives”), and that all persons to whom such Confidential Information is made available will be made aware of the confidential nature of such Confidential Information and agree to be bound by the restrictions imposed by this Indenture on the use of Confidential Information. This Section 11.01 shall constitute a confidentiality agreement for purposes of Regulation FD under the Exchange Act.

(b) No Receiving Party or any of its representatives will disclose any Confidential Information to any third party, except as may be required by law or expressly permitted pursuant to this Section 11.01.

(c) Each Receiving Party acknowledges and agrees that the breach or threatened breach of this Section 11.01 by it may result in irreparable and continuing damage to the Disclosing Parties, for which there will be no adequate remedy at law. Accordingly, each Receiving Party agrees that the Disclosing Parties shall be entitled, without prejudice, to all the rights and remedies available to each of them, including an injunction or specific performance to prevent breaches or threatened breaches of any of the provisions of this Indenture by an action instituted in a court having proper jurisdiction.

(d) The confidentiality provisions of this Section 11.01 shall remain in effect for a period commencing on the date hereof and end two years after the Legal Final Payment Date.

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(e) If any Receiving Party or any of its affiliates or representatives is required by legal process to disclose any of the Confidential Information, such Receiving Party shall provide the Disclosing Parties with notice of such requirement so that the Disclosing Parties may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Indenture. If a protective order or other remedy is not obtained, such Receiving Party, its affiliates and representatives may, without violating this Indenture, disclose that portion of the Confidential Information that such party is legally required to disclose.

Section 11.02 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Issuer, the Trust Depositor, or any other appropriate Person, stating that the information with respect to such factual matters is in the possession of the Servicer, the Issuer, the Trust Depositor or such other Person, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy in all material respects, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

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(c) The ownership of Notes shall be proved by the Note Register; provided that in all cases except where otherwise required by law or regulation, any act by a Holder of a Note may be taken by the Beneficial Owner of such Note.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04 Notices, etc., to Trustee and Others.

(a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(i) the Trustee by any Noteholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at U.S. Bank Trust Company, National Association, Global Corporate Trust, One Federal Street 3rd Floor, Boston, Massachusetts 02110, Attention: Jack Lindsay, Ref: Hercules Capital Funding Trust 2022-1, Tel: (617) 603-6789, Fax: (855) 869-2187; Email: jack.lindsay@usbank.com or at any other address previously furnished in writing to the Issuer, the Noteholder, or the Servicer by the Trustee;

(ii) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it at c/o Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, Facsimile No.: (302) 636‑4140, or at any other address previously furnished in writing to the Trustee by the Issuer;

(iii) the Servicer by the Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Servicer addressed to Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, Attention: Chief Financial Officer, Re: Hercules Capital Funding Trust 2022-1, Telephone: (650) 289-3060, Facsimile No.: (650) 473-9194; with a copy to Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, Attention: General Counsel, Re: Hercules Capital Funding Trust 2022-1, Telephone: (650) 289-3060, Facsimile No.: (650) 473-9194; or at any other address previously furnished in writing to the Issuer or the Trustee by the Servicer; and

(iv) the Owner Trustee by the Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Owner Trustee addressed to Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; Attention: Corporate Trust Administration; Facsimile No.: (302) 636‑4140.

(b) Notices required to be given to the Rating Agency shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the Rating Agency, at the following address: Kroll Bond Rating Agency, LLC, 805 Third Avenue, 29th Floor, New York, New York 10022, Attn: ABS Surveillance; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties; provided that no notice shall be required to be given to the Rating Agency unless the Outstanding Notes are rated by the Rating Agency.

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(c) Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents made as provided above will be deemed effective: (i) if in writing and delivered in Person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine); (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; and (iv) if sent by email, on the date of transmission; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Section 11.05 Notices to Noteholders; Waiver.

Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by nationally recognized overnight courier or by first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 11.06 Alternate Payment and Notice Provisions.

Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any other party acting as paying agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee, at the expense of the Issuer, will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.07 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

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Section 11.08 Successors and Assigns.

All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.09 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10 Benefits of Indenture.

Except as otherwise specifically provided herein, nothing in this Indenture or in the Notes shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.11 Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.12 GOVERNING LAW.

(a) THIS INDENTURE, EACH SUPPLEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this Section 11.12(b).

Section 11.13 Counterparts.

This Indenture may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed,

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scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Notes when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 11.14 Issuer Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under this Indenture or any of the other Transaction Documents or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee or the Owner Trustee in its individual capacity, (ii) any of the Trust Depositor, the Seller, the Servicer and any holder of a Trust Certificate or (iii) any partner, owner, beneficiary, stockholder, manager, member, officer, director, employee or agent of any of the parties identified in clauses (i) and (ii) or of any successor or assign of any such Person. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee and the Trust Company shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 11.15 No Petition; Limited Recourse.

(a) The Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not prior to the date which is one year and one day or, if longer, the preference period then in effect after payment in full of the Notes rated by any Rating Agency, institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Transaction Documents.

(b) Notwithstanding any other provisions of the Notes, this Indenture or any other Transaction Document, the obligations of the Issuer under the Notes and this Indenture and any other Transaction Document are limited recourse obligations of the Issuer payable solely from the Indenture Collateral in accordance with the Priority of Payments and, following realization of the Indenture Collateral and distribution in accordance with the Priority of Payments, any claims of the Noteholders, and any other parties to any Transaction Document shall be extinguished. No recourse shall be had against any officer, administrator, member, director, employee, security holder, holder of a beneficial interest in or incorporator of the Issuer or their respective successors or assigns for the payment of any amounts payable under the Notes, this Indenture or any other Transaction Document. It is understood that the foregoing provisions of this Section 11.15(b) shall not (i) prevent recourse to the Loan Assets or the Indenture Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Loan Assets or the Indenture Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture or payable under any other Transaction Document until such Loan Assets and such Indenture Collateral have been realized and distributed in accordance with the Priority of Payments and the other applicable provisions of the Transaction Documents, whereupon any such outstanding indebtedness or obligation shall be extinguished. Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

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Section 11.16 Inspection; Confidentiality.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, upon reasonable notice and during the Issuer’s normal business hours, and in a manner that does not unreasonably interfere with the Issuer’s normal operations, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times, in such reasonable manner, and as often as may be reasonably requested. The Trustee shall and shall cause its representatives, its legal counsel and its auditors to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder and under Applicable Law.

Section 11.17 Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee on behalf of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them, (iv) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Owner Trustee or the Trust in this Agreement and (v) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Indenture or any related documents.

Section 11.18 Disclaimer.

Each Noteholder by accepting a Note and by accepting the benefits of this Indenture acknowledges and agrees that this Indenture and the Notes represent a debt obligation of the Issuer only and do not represent an interest in any assets (other than the Indenture Collateral) of the Trust Depositor or any holder of a Trust Certificate (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Assets and proceeds thereof).

IN WITNESS WHEREOF, the Issuer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

HERCULES CAPITAL FUNDING TRUST 2022-1

By: Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

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By:
Name:
Title:

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IN WITNESS WHEREOF, the Issuer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly set forth herein, but solely as the Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

HERCULES CAPITAL FUNDING TRUST 2022-1 [__]% ASSET-BACKED NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN SECTION 4.02 OF THE INDENTURE. BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER OF THIS NOTE IS DEEMED TO REPRESENT TO THE ISSUER AND THE TRUSTEE THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940 (EACH SUCH PERSON, A “QUALIFIED PURCHASER”) AND IS ACQUIRING SUCH NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS, PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE SHALL BE MADE UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) (I) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A WHO IS A QUALIFIED PURCHASER AND THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A “QUALIFIED INSTITUTIONAL BUYER” TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (II) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT (“INSTITUTIONAL ACCREDITED INVESTOR”) AND IS ACQUIRING SUCH NOTE FOR THE BENEFIT OF ITS OWN ACCOUNT (AND NOT THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ARE ALSO INSTITUTIONAL ACCREDITED INVESTORS) OR (III) WITH RESPECT TO SUBSEQUENT SALES OF A NOTE ONLY, SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSFER EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE

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SECURITIES ACT, IN WHICH CASE (A) THE ISSUER SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE ISSUER AND THE SELLER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER AND THE SELLER, AND (B) THE ISSUER SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE SELLER OR THE ISSUER) SATISFACTORY TO THE SELLER AND THE ISSUER TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OR THE APPLICABLE STATE SECURITIES LAWS. THE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL TO BE DELIVERED TO IT IN CONNECTION WITH ANY SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE PURSUANT TO CLAUSES (A) OR (B) ABOVE. ALL OPINIONS OF COUNSEL REQUIRED IN CONNECTION WITH ANY TRANSFER SHALL BE IN A FORM REASONABLY ACCEPTABLE TO THE TRUSTEE. IN CONNECTION WITH A TRANSFER UNDER CLAUSE (B) ABOVE, THE TRUSTEE SHALL REQUIRE THAT THE PROSPECTIVE TRANSFEREE CERTIFY TO THE TRUSTEE AND THE SELLER, IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE DESCRIBED IN THE INDENTURE. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTION WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE NOTES FOR ALL PURPOSES.

EACH INVESTOR IN THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS NOTE FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO PART 4, SUBTITLE B, TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, ACCOUNT OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS OF ANY SUCH PLANS (COLLECTIVELY, A “BENEFIT PLAN INVESTOR”) OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR ANY INTEREST THEREIN DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY NON-PERMITTED HOLDER TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE FAILURE TO PROVIDE THE ISSUER AND THE TRUSTEE (AND ANY OF THEIR AGENTS) WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.

EACH HOLDER OF THIS NOTE (AND ANY INTEREST THEREIN) WILL BE DEEMED TO HAVE REPRESENTED AND AGREED TO TREAT SUCH NOTE AS INDEBTEDNESS FOR U.S. FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES, EXCEPT AS OTHERWISE REQUIRED BY LAW.

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EACH HOLDER OF THIS NOTE (AND ANY INTEREST THEREIN) THAT IS NOT A “UNITED STATES TAX PERSON” (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) WILL MAKE, OR BY ACQUIRING THIS NOTE OR AN INTEREST THEREIN WILL BE DEEMED TO MAKE, A REPRESENTATION TO THE EFFECT THAT (A) IT IS NOT (I) A BANK (OR AN ENTITY AFFILIATED WITH A BANK) EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), (II) A CONTROLLED FOREIGN CORPORATION RELATED TO THE ISSUER, AND (III) A HOLDER (DIRECTLY OR BY ATTRIBUTION) OF AT LEAST 10 PERCENT OF AN INTEREST (INCLUDING A CAPITAL OR PROFITS INTEREST) IN THE ISSUER, OR (B) IT HAS PROVIDED AN IRS FORM W-8BEN (OR APPLICABLE SUCCESSOR FORM) OR AN IRS FORM W-8BEN-E (OR APPLICABLE SUCCESSOR FORM), AS APPLICABLE, REPRESENTING THAT IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, OR (C) IT HAS PROVIDED AN IRS FORM W-8ECI (OR APPLICABLE SUCCESSOR FORM) REPRESENTING THAT ALL PAYMENTS RECEIVED OR TO BE RECEIVED BY IT ON THE NOTES ARE EFFECTIVELY CONNECTED WITH THE CONDUCT OF A TRADE OR BUSINESS IN THE UNITED STATES.

THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE SERVICER.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

This Note (and any interest herein) may not be transferred in an amount less than the minimum denomination APPLICABLE TO such Note.

AS A CONDITION TO THE PAYMENT OF ANY AMOUNT HEREUNDER WITHOUT THE IMPOSITION OF WITHHOLDING TAX, THE TRUSTEE SHALL REQUIRE CERTIFICATION ACCEPTABLE TO IT TO ENABLE THE ISSUER AND THE TRUSTEE TO DETERMINE THEIR DUTIES AND LIABILITIES WITH RESPECT TO ANY TAXES THAT THEY MAY BE REQUIRED TO PAY, DEDUCT OR WITHHOLD IN RESPECT OF THIS NOTE OR THE HOLDER HEREOF UNDER ANY PRESENT OR FUTURE LAW OR REGULATION OF THE UNITED STATES OR ANY PRESENT OR FUTURE LAW OR REGULATION OF ANY POLITICAL SUBDIVISION THEREOF OR TAXING AUTHORITY THEREIN OR TO COMPLY WITH ANY REPORTING OR OTHER REQUIREMENTS UNDER ANY SUCH LAW OR REGULATION.

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REGISTERED $[____]

No. A-1

[ ], 202[ ]

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP: [__]

Hercules Capital Funding Trust 2022-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] payable in accordance with the Indenture and the Sale and Servicing Agreement on each Payment Date on which principal is required to be paid in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal balance of this Note and the denominator of which is the Initial Note Principal Balance by (ii) the aggregate amount, if any, payable from the Distribution Account in respect of principal on the Notes.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth above.

HERCULES CAPITAL FUNDING TRUST 2022-1

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By: ______________________________
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of Hercules Capital Funding Trust 2022-1 designated above and referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee,

By: ______________________________
Authorized Signatory

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[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Hercules Capital Funding Trust 2022-1 Notes (herein called the “Notes”), all issued under an Indenture, dated as of June 22, 2022 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Majority Noteholders have declared the Notes to be immediately due and payable (or such Notes have become automatically due and payable) in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Notes or under any certificate or other writing delivered in connection therewith, against any holder of a Trust Certificate, the Trust Depositor, the Servicer, the Trustee or the Owner Trustee in its individual capacity.

On each Payment Date, commencing on the Payment Date occurring on August 22, 2022, the Trustee or paying agent shall distribute to the Person in whose name this Note is registered on the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Notes evidenced by this Note and the amount required to be distributed to Holders of Notes on such Payment Date pursuant to Section 3.05 of the Indenture.

During each Interest Period, this Note will bear interest at the Interest Rate.

Distributions on this Note will be made by the Trustee or paying agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Notes which have Initial Note Principal Balances aggregating at least $10,000.

Notwithstanding the above, the final distribution on this Note will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Note at the office or agency maintained for that purpose by the Note Registrar.

As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Distribution Account and the Collection Account may be made by the Servicer or the Trustee from time to time for purposes other than distributions to Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and to the extent applicable, investment in Permitted Investments.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices or agencies maintained by the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the holder hereof or such holder’s attorney duly authorized in writing,

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and thereupon one or more new Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

The Note is issuable only as a registered Note. As provided in the Indenture and subject to certain limitations therein set forth, the Note is exchangeable for a new Note evidencing the same aggregate principal amount, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Servicer, the Trust Depositor, the Owner Trustee, the Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

The obligations and responsibilities created by the Indenture shall terminate upon the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE NOTE

The following exchanges of a part of this Note for an interest in another Note or for an Individual Note, or exchanges of a part of another Note or Individual Note for an interest in this Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease (or increase)	Signature of Responsible Officer of Note Registrar

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

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EXHIBIT B

LIST OF LOANS

See Exhibit G of the Sale and Servicing Agreement.

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EXHIBIT C

FORM OF WIRING INSTRUCTIONS

_______________, 2022

[Paying Agent]
[Trustee]
________________________
________________________
________________________

Re: Hercules Capital Funding Trust 2022-1 Notes

Dear Sir:

In connection with the sale of the above-captioned Note by __________________________ to _____________________________, (“Transferee”) you, as paying agent, are instructed to make all remittances to Transferee as Noteholder as of ____________, ____ by wire transfer. For such wire transfer, the wiring instructions are as follows:

___________________________
___________________________
___________________________

________________________________
Transferee

Noteholder’s mailing address:

Name:
Address:

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EXHIBIT D

FORM OF TRANSFEREE LETTER

• Hercules Capital, Inc.
as the Servicer

• 400 Hamilton Avenue, Suite 310

• Palo Alto, California 94301

• Attention: Chief Financial Officer

• Re: Hercules Capital Funding Trust 2022-1

U.S. Bank Trust Company, National Association,
as the Trustee
111 Fillmore Avenue East

Attn: Bondholder Services - EP-MN-WS2N

St. Paul, Minnesota, 55107

Ref: Hercules 2022-1

__________, 20__

Re: Hercules Capital Funding Trust 2022-1 Notes

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an Institutional Accredited Investor who is a Qualified Purchaser, as defined in the Indenture pursuant to which the Notes were issued (the “Indenture”), and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Seller and the Servicer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (f) below), (e) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (f) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate if required by the Indenture, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture, and (g) the purchaser is not, and is not directly or indirectly acquiring or holding a Note or any interest therein on behalf of or with any assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Part 4, Subtitle B, Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an entity whose underlying assets include “plan assets” (as defined in 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA) of any plan, account or arrangement covered by ERISA or the Code (collectively, a “Plan”) or governmental, non-U.S. or church plan or

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arrangement subject to any federal, state, local or non-U.S. law or regulation substantively similar or of similar effect to Section 406 of ERISA or Section 4975 of the Code (collectively, “Similar Law”); or its acquisition, holding and disposition of such Note (1) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of any of Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, each as amended, or otherwise, or (2) in the case of a governmental, non-U.S. or church plan or arrangement subject to Similar Law, will not constitute or result in a non-exempt violation of Similar Law.

Very truly yours,

Print Name of Transferee

By:
Responsible Officer

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EXHIBIT E

FORM OF TRANSFER CERTIFICATE

U.S. Bank Trust Company, National Association
Global Corporate Trust, One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Re: Hercules Capital Funding Trust 2022-1

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of June 22, 2022 (the "Indenture"), by and among Hercules Capital Funding Trust 2022-1 (the "Issuer") and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US $[___] aggregate Note Principal Balance of Notes then Outstanding (the "Notes") which are held as Notes in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to [insert name of transferee] (the "Transferee").

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Indenture, and (ii) (A) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" ("QIB") within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction or (B) pursuant to another applicable exemption from the registration requirements under the Securities Act; provided that an Opinion of Counsel confirming the applicability of the exemption claimed shall have been delivered to the Issuer and the Trustee in a form reasonably acceptable to them.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Trustee and the Servicer.

[Insert Name of Transferor]

By:______________________
Name:
Title:
Dated:

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